                    PRUDENTIAL INTERNATIONAL BOND FUND, INC.

                      Statement of Additional Information
                              dated March 8, 2000

     Prudential International Bond Fund, Inc. (the Fund) is an open-end, non-diversified, management investment company. The investment objective of the Fund is to seek total return, made up of current income and capital appreciation. There can be no assurance that the Fund's investment objective will be achieved. Investing in foreign government securities, options and futures contracts involves considerations and possible risks which are different from those ordinarily associated with investing in U.S. government securities.

     The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.

     This Statement of Additional Information is not a prospectus and should only be read in conjunction with the Fund's Prospectus, dated March 8, 2000, a copy of which may be obtained from the Fund upon request.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Fund History................................................  B-2
Description of the Fund, Its Investments and Risks..........  B-2
Investment Restrictions.....................................  B-22
Management of the Fund......................................  B-23
Control Persons and Principal Holders of Securities.........  B-26
Investment Advisory and Other Services......................  B-27
Brokerage Allocation and Other Practices....................  B-33
Capital Shares, Other Securities and Organization...........  B-35
Purchase, Redemption and Pricing of Fund Shares.............  B-36
Shareholder Investment Account..............................  B-45
Net Asset Value.............................................  B-50
Taxes, Dividends and Distributions..........................  B-51
Performance Information.....................................  B-54
Financial Statements........................................  B-56
Report of Independent Accountants...........................  B-69
Appendix A -- Description of Security Ratings...............  A-1
Appendix I -- General Investment Information................  I-1
Appendix II -- Historical Performance Data..................  II-1

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

MF 170 B

                                  FUND HISTORY

     Prudential International Bond Fund, Inc., was incorporated under the laws of Maryland on April 20, 1987 under the name "The Global Government Plus Fund, Inc." as a closed-end, non-diversified, management investment company. The Fund operated as a closed-end fund prior to January 15, 1996. On December 6, 1995, shareholders approved open-ending the Fund, and since January 15, 1996, the Fund has operated as an open-end fund. Effective August 8, 1997, the Fund changed its name to Prudential International Bond Fund, Inc.

               DESCRIPTION OF THE FUND, ITS INVESTMENTS AND RISKS

     (A) CLASSIFICATION.   The Fund is a "non-diversified" management investment
company and may invest more than 5% of its total assets in the securities of one or more issuers. However, the Fund intends to limit its investments in the securities of any one bank or corporation to 10% of its total assets at the time of purchase. The Fund will not invest 25% or more of its total assets at the time of purchase in the securities of a central government or a supranational issuer or, as to 50% of its assets, more than 5% in any one issuer. Investment in a non-diversified investment company involves greater risk than investment in a diversified investment company because a loss resulting from the default of a single issuer may represent a greater portion of the total assets of a non-diversified portfolio.

     (b) and (c) Investment Strategies, Policies and Risks. The Fund's investment objective is to seek total return, made up of current income and capital appreciation. While the principal investment policies and strategies for seeking to achieve this objective are described in the Fund's prospectus, the Fund may from time to time also use the securities, instruments, policies and principal and non-principal strategies described below in seeking to achieve its objective. The Fund may not be successful in achieving its objective and you could lose money.

FOREIGN SECURITIES

     Foreign securities include securities of any foreign country the investment adviser considers appropriate for investment by the Fund. Foreign securities may also include securities of foreign issuers that are traded in U.S. dollars in the United States although the underlying security is usually denominated in a foreign currency. These securities include securities traded in the form of American Depositary Receipts and American Depositary Shares. In many instances, foreign securities may provide higher yields but may be subject to greater fluctuations in price than securities of domestic issuers which have similar maturities and quality. Under certain market conditions these investments may be less liquid and more volatile than the securities of U.S. corporations and are certainly less liquid than securities issued or guaranteed by the U.S. government, its instrumentalities or agencies.

     Foreign securities involve certain risks, which should be considered carefully by an investor in the Fund. These risks include political, economic or social instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of imposition of exchange controls and the risk of currency fluctuations. Such securities may be subject to greater fluctuations in price than securities issued by U.S. corporations or issued or guaranteed by the U.S. government, its instrumentalities or agencies. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. companies. There is generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States, and, for certain foreign countries, there is a possibility of expropriation, confiscatory taxation or diplomatic developments which could affect investment in those countries and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. Finally, in the event of a default of any such foreign debt obligations, it may be more difficult for the Fund to obtain or to enforce a judgment against, the issuers of such securities.

     The costs attributable to foreign investing are higher than the costs of domestic investing. For example, the cost of maintaining custody of foreign securities generally exceeds custodian costs for domestic securities, and transaction and settlement costs of foreign investing are frequently higher than those attributable to domestic investing. Costs are incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than in the U.S., and the foreign securities markets may be less liquid and more volatile than in the U.S. Foreign investment income may be subject to foreign withholding or other government taxes that could reduce the return to the Fund on those securities. Tax treaties between the United States and certain foreign countries may, however, reduce or eliminate the amount of foreign tax to which the Fund would be subject.

     The Fund invests in debt securities denominated in the currencies of developed countries and developing or certain "emerging market" nations. Companies in emerging markets may have limited product lines, markets or financial resources and may lack management depth. The securities of these companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general. Investing in the fixed-income markets of emerging market countries involves exposure to economies that are generally less diverse and mature, and to political systems which can be expected to have less stability than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries. The risks associated with investments in foreign securities, described above, may be greater with respect to investments in developing countries.

     The Fund may invest in debt securities issued by supranational organizations such as the World Bank, the European Investment Bank, the European Coal and Steel Community, and the Asian Development Bank. The Fund may invest in debt securities issued by "semi-governmental entities" such as entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's "full faith and credit" and general taxing powers. Examples of semi-governmental issuers include, among others, the Province of Ontario and the City of Stockholm.

     The Fund may also invest in mortgage-backed securities issued or guaranteed by foreign government entities including semi-governmental entities, and Brady Bonds, which are long-term bonds issued by government entities in developing countries as part of a restructuring of their commercial loans.

     The Fund may invest in component parts of debt securities of foreign governments or semi-governmental entities, namely either the corpus (principal) of such obligations or one or more of the interest payments scheduled to be paid on such obligations. These securities may take the form of (1) obligations from which the interest coupons have been stripped (principal only); (2) the interest coupons that are stripped (interest only); (3) book-entries at a bank representing ownership of obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of obligations that have not actually been stripped. Such receipts evidence ownership of component parts of obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. The Fund may also invest in custodial receipts held by a third party. Stripped securities are, in general, more sensitive to interest rate changes than securities that have not been stripped. Combined with investments in similar U.S. government securities, the Fund will not invest more than 10% of its total assets in such securities.

     A change in the value of a foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the Fund's assets denominated in that currency. These currency fluctuations can result in gains or losses for the Fund. For example, if a foreign security increases in value as measured in its currency, an increase in value of the U.S. dollar, relative to the currency in which the foreign security is denominated can offset some or all of such gains. These currency changes will also affect the Fund's return, income and distributions to shareholders. In addition, although the Fund will receive income in such currencies, the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency decreases after the Fund's income has been accrued and translated into U.S. dollars, the Fund would experience a foreign currency loss and could be required to liquidate portfolio securities to make such distributions. Similarly, if an exchange rate for any such currency decreases between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater than the equivalent amount of such currency at the time such expenses were incurred. Under the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), changes in an exchange rate which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities will result in foreign currency gains or losses that increase or decrease distributable net investment income. Similarly, dispositions of certain debt securities (by sale, at maturity or otherwise) at a U.S. dollar amount that is higher or lower than the Fund's original U.S. dollar cost may result in foreign exchange gains or losses, which will increase or decrease distributable net investment income. The exchange rates between the U.S. dollar and other currencies can be volatile and are determined by such factors as supply and demand in the currency exchange markets, international balances of payments, government intervention, speculation and other economic and political conditions. Gains and losses on security and currency transactions cannot be predicted. This fact coupled with the different tax and accounting treatment of certain currency gains and losses increases the likelihood of distributions in whole or in part constituting a return of capital to shareholders.

     The Fund's interest income from foreign government securities issued in local markets may, in some cases, be subject to applicable withholding taxes imposed by governments in such markets. The Fund may sell a foreign security it owns prior to maturity in order to avoid foreign withholding taxes on dividend and interest income and buy back the same security for a future settlement date. Interest on foreign government securities is not generally subject to foreign withholding taxes.

     Returns available from foreign currency denominated debt instruments can be adversely affected by changes in exchange rates. The Fund's investment adviser believes that the use of foreign currency hedging techniques, including "cross-currency hedges" may assist, under certain conditions, in helping to protect against declines in the U.S. dollar value of income available for distribution to shareholders and declines in the net asset value of the Fund's shares resulting from adverse changes in currency exchange rates. For example, the return available from securities denominated in a particular foreign currency would diminish in the event the value of the U.S. dollar increased against such currency. Such a decline could be partially or completely offset by an increase in value of a cross-currency hedge involving a forward currency contract to sell a different foreign currency, where such contract is available on terms more advantageous to the Fund than a contract to sell the currency in which the position being hedged is denominated. Cross-currency hedges can, therefore, under certain conditions, provide protection of net asset value in the event of a general rise in the U.S. dollar against foreign currencies. However, there can be no assurance that the Fund will be able to engage in cross-currency hedging or that foreign exchange rate relationships will be sufficiently predictable to enable the investment adviser to employ cross-currency hedging techniques successfully. A cross-currency hedge cannot protect against exchange rate risks perfectly, and if the investment adviser is incorrect in its judgment of future exchange rate relationships, the Fund could be in a less advantageous position than if such a hedge had not been established.

     If a security is denominated in a foreign currency, it may be affected by changes in currency rates and in exchange controlled regulations, and costs may be incurred in connection with conversions between currencies. The Fund may enter into foreign currency forward contracts for the purchase or sale of foreign currency for hedging purposes. See "Risk Management and Return Enhancement Strategies" below.

     RISK FACTORS AND SPECIAL CONSIDERATIONS OF INVESTING IN EURO-DENOMINATED SECURITIES. On January 1, 1999, 11 of the 15 member states of the European Monetary Union introduced the "euro" as a common currency. During a three-year transitional period, the euro will coexist with each member state's national currency. By July 1, 2002, the euro is expected to become the sole legal tender of the member states. During the transition period, the Fund will treat the euro as a separate currency from the national currency of any member state.

     The adoption by the member states of the euro will eliminate the substantial currency risk among member states and will likely affect the investment process and considerations of the Fund's investment adviser. To the extent the Fund holds non-U.S. dollar-denominated securities, including those denominated in the euro, the Fund will still be subject to currency risk due to fluctuations in those currencies as compared to the U.S. dollar.

     The medium- to long-term impact of the introduction of the euro in member states cannot be determined with certainty at this time. In addition to the effects described above, it is likely that more general long-term ramifications can be expected, such as changes in economic environment and changes in behavior of investors, all of which will impact the Fund's investments.

FIXED-INCOME SECURITIES

     Under normal circumstances, the Fund will invest at least 65% of its total assets in income producing debt securities. The Fund anticipates that it will primarily invest in fixed-income securities rated A or better by Moody's Investors Service, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) or comparably rated by another nationally recognized statistical rating organization (NRSRO). The Fund may also invest up to 15% of its total assets in debt securities rated below investment grade but no lower than B by either S&P or Moody's or another NRSRO. In either case, the Fund may invest in unrated securities deemed to be of equivalent quality by the investment adviser.

     Fixed-income securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, the market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower-rated (i.e., high yield or "junk bonds") securities are more likely to react to developments affecting market and credit risk than are more highly-rated securities, which react primarily to movements in the general level of interest rates. The investment adviser considers both credit risk and market risk in making investment decisions for the Fund.

     Generally, lower-rated securities and unrated securities of comparable quality (i.e., securities rated lower than Baa by Moody's or BBB by S&P or comparably rated by another NRSRO), offer a higher current yield than is offered by higher-rated securities, but also (1) will likely have some quality and protective characteristics that, in the judgment of the rating organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions and (2) are predominately speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. The market values of certain of these securities also tend to be more sensitive to individual issuer developments and changes in economic conditions than higher-quality bonds. In addition, medium and lower-rated securities and comparable unrated securities generally present a higher degree of credit risk. The risk of loss due to default by these issuers is significantly greater because medium- and lower-rated securities and unrated securities of comparable quality generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. The investment adviser, under the supervision of the Manager and the Board of Directors, in evaluating the creditworthiness of an issuer, whether rated or unrated, takes various factors into consideration which may include, as applicable, the issuer's financial resources, its sensitivity to economic conditions and trends and regulatory matters.

     In addition, the market value of securities in lower-rated categories is more volatile than that of higher-quality securities, and the markets in which medium- and lower-rated or unrated securities are traded are more limited than those in which higher-rated securities are traded. The existence of limited markets may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value. Moreover, the lack of a liquid trading market may restrict the availability of securities for the Fund to purchase and may also have the effect of limiting the ability of the Fund to sell securities at their fair value either to meet redemption requests or to respond to changes in the economy or the financial markets.

     Under adverse economic conditions, there is a risk that highly leveraged issuers may be unable to service their debt obligations or to repay their obligations upon maturity. Under adverse market or economic conditions, the secondary market for high yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the investment adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower-rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Fund's net asset value.

     Lower-rated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Fund may have to replace the security with a lower-yielding security, resulting in a decreased return for investors. Also, as the principal value of bonds moves inversely with movements in interest rates, in the event of rising interest rates the value of the securities held by the Fund may decline proportionately more than a portfolio consisting of higher rated securities. If the Fund experiences unexpected net redemptions, it may be forced to sell its higher-rated securities, resulting in a decline in the overall credit quality of the Fund's portfolio and increasing the exposure of the Fund to the risks of high yield securities.

     Lower-rated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Fund may have to replace the security with a lower-yielding security, resulting in a decreased return for investors. Also, as the principal value of bonds moves inversely with movements in interest rates, in the event of rising interest rates the value of the securities held by the Fund may decline proportionately more than a portfolio consisting of higher-rated securities. If the Fund experiences unexpected net redemptions, it may be forced to sell its higher-rated bonds, resulting in a decline in the overall credit quality of the securities held by the Fund and increasing the exposure of the Fund to the risks of lower-rated securities. Investments in zero coupon bonds may be more speculative and subject to greater fluctuations in value due to changes in interest rates than bonds that pay interest currently.

     Ratings of fixed-income securities represent the rating agency's opinion regarding their credit quality and are not a guarantee of quality. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than a rating indicates. See Appendix A -- "Description of Security Ratings."

     Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event will require sale of these securities by the Fund, but the investment adviser will consider this event in its determination of whether the Fund should continue to hold the securities.

     During the year ended December 31, 1999, the monthly dollar-weighted average ratings of the debt obligations held by the Fund, expressed as a percentage of the Fund's total investments, were as follows:

                       PERCENTAGE OF
RATING               TOTAL INVESTMENTS
------               -----------------
AAA/Aaa         =          55.55%
AA/Aa           =          13.93
A/A             =           6.14
BBB/Baa         =           3.47
BB/Ba           =           6.22
B/B             =           9.05
Unrated/Other   =           5.64

CORPORATE AND OTHER NON-GOVERNMENT DEBT OBLIGATIONS

     The Fund may invest in corporate and other nongovernmental debt obligations of foreign and domestic issuers including convertible securities and (subject to the Fund's maturity limitations) in intermediate-term and long-term bank debt securities in the United States and in foreign countries denominated in U.S. dollars or in foreign currencies. Issuers are not limited to the corporate form of organization.

ZERO COUPON, PAY-IN-KIND OR DEFERRED PAYMENT SECURITY

     The Fund may also invest in zero coupon, pay-in-kind or deferred payment securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received annually "phantom income." These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. These investments may experience greater volatility in market value than securities that make regular payments of interest. The Fund accrues income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's distribution obligations, in which case the Fund will forgo the purchase of additional income producing assets with these funds. Zero coupon securities include corporate and foreign and U.S. government securities. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain a zero coupon security until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Certain debt securities are subject to call provisions. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular intervals.

U.S. GOVERNMENT SECURITIES

     U.S. TREASURY SECURITIES. The Fund may invest in U.S. Treasury securities, including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

     OBLIGATIONS ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES. The Fund may invest in debt securities issued or guaranteed by agencies or instrumentalities of the U.S. government, including, but not limited to, Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) securities. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by the Student Loan Marketing Association (SLMA), FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to such entities.

     The Fund may invest in component parts of U.S. government debt securities, namely either the corpus (principal) of such obligations or one or more of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of obligation components; or
(4) receipts evidencing the component parts (corpus or coupons) of U.S. government obligations that have not actually been stripped. Such receipts evidence ownership of component parts of U.S. government obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. The Fund may also invest in custodial receipts held by a third party that are not U.S. government securities. Combined with investments in similar foreign government and semi-governmental entity securities, the Fund will not invest more than 10% of its total assets in such securities.

     SPECIAL CONSIDERATIONS. U.S. government securities are considered among the most creditworthy of fixed-income investments. The yields available from U.S. government securities are generally lower than the yields available from corporate debt securities. The values of U.S. government securities (like those of fixed-income securities generally) will change as interest rates fluctuate. During periods of falling U.S. interest rates, the values of outstanding long-term U.S. government securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. The magnitude of those fluctuations will generally be greater for securities with longer maturities. Although changes in the value of U.S. government securities will not affect investment income from those securities, they will affect the net asset value of the Fund.

     At a time when the Fund has written call options on a portion of its U.S. government securities, its ability to profit from declining interest rates will be limited. Any appreciation in the value of the securities held in the portfolio above the strike price would likely be partially or wholly offset by unrealized losses on call options written by the Fund. The termination of option positions under these conditions would generally result in the realization of capital losses, which would reduce the Fund's capital gains distributions. Accordingly, the Fund would generally seek to realize capital gains to offset realized losses by selling portfolio securities. In such circumstances, however, it is likely that the proceeds of such sales would be reinvested in lower yielding securities.

MORTGAGE-RELATED SECURITIES

     The Fund may invest in mortgage-backed securities and other derivative mortgage products, including those representing an undivided ownership interest in a pool of mortgages, e.g., GNMA, FNMA and FHLMC certificates where the U.S. government or its agencies or instrumentalities guarantees the payment of interest and principal of these securities. However, these guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do these guarantees extend to the yield or value of the Fund's shares. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees.

     In addition to GNMA, FNMA or FHLMC certificates through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, the Fund may also invest in certain mortgage pass-through securities issued by the U.S. government or its agencies and instrumentalities commonly referred to as mortgage-backed security strips or MBS strips. MBS strips are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yields to maturity on IOs and POs are sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and principal payments may have a material effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

     The Fund will invest in both Adjustable Rate Mortgage Securities (ARMs), which are pass-through mortgage securities collateralized by adjustable rate mortgages, and Fixed-Rate Mortgage Securities (FRMs), which are collateralized by fixed-rate mortgages. For purposes of the Fund's maturity limitation, the maturity of a mortgage-backed security will be deemed to be equal to its remaining maturity (i.e., the average maturity of the mortgages underlying such security determined by the investment adviser on the basis of assumed prepayment rates with respect to such mortgages).

     FHLMC SECURITIES. FHLMC presently issues two types of mortgage pass-through securities, mortgage participation certificates (PCs) and guaranteed mortgage certificates (GMCs). The Fund does not intend to invest in GMCs. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool. FHLMC guarantees timely monthly payment of interest on PCs and the stated principal amount.

     ADJUSTABLE RATE MORTGAGE SECURITIES. Generally, ARMs have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal. However, the major difference between ARMs and FRMs is that the interest rate and the rate of amortization of principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rate index. Because the interest rate on ARMs generally moves in the same direction as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed-rate securities.

     FIXED-RATE MORTGAGE SECURITIES. The Fund anticipates investing in high-coupon fixed-rate mortgage securities. Such securities are collateralized by fixed-rate mortgages and tend to have high prepayment rates when the level of prevailing interest rates declines significantly below the interest rates on the mortgages. Thus, under those circumstances, the securities are generally less sensitive to interest rate movements than lower coupon FRMs.

     COLLATERALIZED MORTGAGE OBLIGATIONS.  Collateralized mortgage obligations
(CMOs) are debt obligations collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as Mortgage Assets). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special-purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC). All future references to CMOs include REMICs and multi-class pass-through securities.

     In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways.

     SPECIAL CONSIDERATIONS OF MORTGAGE-BACKED SECURITIES. The underlying mortgages which collateralize the ARMs, CMOs and REMICs in which the Fund invests will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization. In addition, because of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate.

     The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders' principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which when distributed to shareholders will be taxable as ordinary income.

     Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life of a particular issue of pass-through certificates. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying mortgage obligations. During periods of declining interest rates, prepayments of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Fund's ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages must be reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses. During periods of rising interest rates, the rate of prepayment of mortgages underlying mortgage-backed securities can be expected to decline, extending the projected average maturity of the mortgage-backed securities. The maturity extension risk may effectively change a security which was considered short- or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short- or intermediate-term securities.

CUSTODIAL RECEIPTS

     Obligations issued or guaranteed as to principal and interest by the U.S. government, foreign governments or semi-governmental entities may be acquired by the Fund in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These U.S. government custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" (TIGRs) and "Certificates of Accrual on Treasury Securities" (CATS). The Fund will not invest more than 5% of its assets in such custodial receipts.

RISK MANAGEMENT AND RETURN ENHANCEMENT STRATEGIES

     The Fund also may engage in various portfolio strategies, including using derivatives, to seek to reduce certain risks of its investments and to attempt to enhance return but not for speculation. The Fund, and thus its investors, may lose money through any unsuccessful use of these strategies. These strategies currently include the use of put and call options on securities and foreign currencies, foreign currency forward contracts, futures contracts and options on such contracts (including interest rate futures contracts and currency futures). The Fund's ability to use these strategies may be limited by various factors, such as market conditions, regulatory limits and tax considerations, and there can be no assurance that any of these strategies will succeed. If new financial products and risk management techniques are developed, the Fund may use them to the extent consistent with its investment objective and policies.

OPTIONS ON SECURITIES

     The Fund may purchase and write (that is, sell) put and call options on debt securities, aggregates of debt securities or indexes of prices thereof, other financial indexes (for example, the S&P 500), U.S. government securities (listed on an exchange and over-the-counter), foreign government securities and foreign currencies. These may include options and currencies traded on U.S. or foreign exchanges and options and currencies traded on U.S. or foreign over-the-counter markets (OTC options).

     The Fund may write covered put and call options to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of security that it owns against a decline in market value and purchase call options in an effort to protect against an increase in the price of securities (or currencies) it intends to purchase. The Fund may also purchase put and call options to offset previously written put and call options of the same series.

     A call option gives the purchaser, in exchange for a premium paid, the right for a specified period of time to purchase the securities or currency subject to the option at a specified price (the exercise price or strike price). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When the Fund writes a call option, the Fund gives up the potential for gain on the underlying securities or currency in excess of the exercise price of the option during the period that the option is open.

     A put option gives the purchaser, in return for a premium, the right for a specified period of time to sell the securities or currency subject to the option to the writer of the put at the specified exercise price. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities or currency underlying the option at the exercise price. The Fund, as a writer of a put option, might, therefore, be obligated to purchase the underlying securities or currency for more than their current market price.

     The Fund may wish to protect certain portfolio securities against a decline in market value through purchase of put options on other securities or currencies which The Prudential Investment Corporation, doing business as Prudential Investments (Prudential Investments), and PRICOA Asset Management Ltd (PRICOA, and collectively with Prudential Investments, the Subadviser or investment adviser) believes may move in the same direction as those portfolio securities. If the Subadviser's judgment is correct, changes in the value of the put options should generally offset changes in the value of the portfolio securities being hedged. If the Subadviser's judgment is not correct, the value of the securities underlying the put option may decrease less than the value of the Fund's investments and therefore the put option may not provide complete protection against a decline in the value of the Fund's investments below the level sought to be protected by the put option.

     The Fund may similarly wish to hedge against appreciation in the value of debt securities that it intends to acquire through purchase of call options on other debt securities which the Subadviser believes may move in the same direction as those portfolio securities. In such circumstances the Fund will be subject to risks analogous to those summarized above in the event that the correlation between the value of call options so purchased and the value of the securities intended to be acquired by the Fund is not as close as anticipated and the value of the securities underlying the call options increases less than the value of the securities to be acquired by the Fund.

     The Fund may write options in connection with buy-and-write transactions; that is, it may purchase a security and concurrently write a call option against that security. If the call option is exercised, the Fund's maximum gain will be the premium it received for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price of the option. If the option is not exercised and the price of the underlying security declines, the amount of the decline will be offset in part, or entirely, by the premium received.

     The exercise price of a call option may be below (in-the-money), equal to (at-the-money) or above (out-of-the-money) the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. A buy-and-write transaction using an out-of-the-money call option may be used when it is expected that the premium received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call option is exercised in such a transaction, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price of the option. If the option is not exercised and the price of the underlying security declines, the amount of the decline will be offset in part, or entirely, by the premium received.

     The Fund may also buy and write straddles (that is, a combination of a call and a put written on the same security at the same strike price where the same segregated collateral is considered "cover" for both the put and the call). The Fund will also segregate with its Custodian cash or other liquid assets equivalent to the amount, if any, by which the put is "in-the-money," that is, the amount by which the exercise price of the put exceeds the current market value of the underlying security. It is contemplated that the Fund's use of straddles will be limited to 5% of the Fund's net assets at the time the straddle is written). The writing of a call and a put on the same security at the same stock price where the call and put are covered by different securities is not considered a straddle for the purposes of this limit.

     The Fund may write both American style options and European style options. An American style option is an option which may be exercised by the holder at any time prior to its expiration. A European style option may only be exercised as of the expiration of the option.

     Prior to being notified of exercise of the option, the writer of an exchange-traded option that wishes to terminate its obligation may effect a "closing purchase transaction" by buying an option of the same series as the option previously written. (Options of the same series are options with respect to the same underlying security, having the same expiration date and the same strike price.) The effect of the purchase is that the writer's position will be cancelled by the exchange's affiliated clearing organization. Likewise, an investor who is the holder of an option may liquidate a position by effecting a "closing sale transaction" by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

     Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange on which the option is listed which, in effect, gives its guarantee to the fulfillment of every exchange-traded option transaction. In contrast, OTC options are contracts between the Fund and its counterparty with no clearing organization guarantee. Thus, when the Fund purchases an OTC option, it relies on the dealer from which it has purchased the OTC option to make or take delivery of the securities underlying the option. Failure by the dealer to do so would result in the loss of the premium paid by the Fund as well as the loss of the expected benefit of the transaction.

     Exchange-traded options generally have a continuous liquid market while OTC options may not. When the Fund writes an OTC option, it generally will be able to close out the OTC option prior to its expiration only by entering into a closing purchase transaction with the dealer to which the Fund originally wrote the OTC option. While the Fund will enter into OTC options only with dealers which agree to, and which are expected to be capable of, entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to liquidate an OTC option at a favorable price at any time prior to expiration. Until the Fund is able to effect a closing purchase transaction in a covered OTC call option the Fund has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or different cover is substituted. In the event of insolvency of the counterparty, the Fund may be unable to liquidate an OTC option. With respect to options written by the Fund, the inability to enter into a closing purchase transaction could result in material losses to the Fund.

     OTC options purchased by the Fund will be treated as illiquid securities subject to any applicable limitation on such securities. Similarly, the assets used to "cover" OTC options written by the Fund will be treated as illiquid unless the OTC options are sold to qualified dealers who agree that the Fund may repurchase any OTC options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The "cover" for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

     The Fund will write only "covered" options. An option is covered if, as long as the Fund is obligated under the option, it (1) owns an offsetting position in the underlying security or (2) segregates cash or other liquid assets in an amount equal to or greater than its obligation under the option. Under the first circumstance, the Fund's losses are limited because it owns the underlying security; under the second circumstance, in the case of a written call option, the Fund's losses are potentially unlimited.

     There is no limitation on the amount of covered call options the Fund may write. The Fund may only write covered put options to the extent that cover for such options does not exceed 50% of the Fund's net assets.

SPECIAL CONSIDERATIONS APPLICABLE TO OPTIONS

     ON TREASURY BONDS AND NOTES. Because trading interest in Treasury bonds and notes tends to center on the most recently auctioned issues, the exchanges will not indefinitely continue to introduce new series of options with expirations to replace expiring options on particular issues. Instead, the expirations introduced at the commencement of options trading on a particular issue will be allowed to run their course, with the possible addition of a limited number of new expirations as the original ones expire. Options trading on each series of bonds or notes will thus be phased out as new options are listed on the more recent issues, and a full range of expiration dates will not ordinarily be available for every series on which options are traded.

     ON TREASURY BILLS. Because the deliverable Treasury bill changes from week to week, writers of Treasury bill call options cannot provide in advance for their potential exercise settlement obligations by acquiring and holding the underlying security. However, if the Fund holds a long position in Treasury bills with a principal amount corresponding to the option contract size, the Fund may be hedged from a risk standpoint. In addition, the Fund will segregate with its Custodian Treasury bills maturing no later than those which would be deliverable in the event an assignment of exercise notice to ensure that it can meet its open option obligations.

     ON GNMA CERTIFICATES. The Fund may purchase and write options on GNMA certificates in the over-the-counter market and, to the extent available, on any exchange.

     Since the remaining principal balance of GNMA certificates declines each month as a result of mortgage payments, the Fund, as a writer of a covered GNMA call option holding GNMA certificates as "cover" to satisfy its delivery obligation in the event of assignment of an exercise notice, may find that its GNMA certificates no longer have sufficient remaining principal balance for this purpose. Should this occur, the Fund will enter into a closing purchase transaction or will purchase additional GNMA certificates from the same pool (if obtainable) or replacement GNMA certificates in the cash market in order to remain covered or substitute cover.

     A GNMA certificate held by the Fund to cover a call option the Fund has written in any but the nearest expiration month may cease to represent cover for the option in the event of a decline in the GNMA coupon rate at which new pools are originated under the FHA/VA loan ceiling in effect at any given time. Should this occur, the Fund will no longer be covered, and the Fund will either enter into a closing purchase transaction or replace the certificate with a certificate which represents cover. When the Fund closes its option position or replaces the certificate, it may realize an unanticipated loss and incur transaction costs.

OPTIONS ON CURRENCIES

     Instead of purchasing or selling futures or foreign currency forward contracts, the Fund may attempt to accomplish similar objectives by purchasing put or call options on currencies either on exchanges or in the over-the-counter markets or by writing put options or covered call options on currencies. A put option gives the Fund the right to sell a currency at the exercise price until the option expires. A call option gives the Fund the right to purchase a currency at the exercise price until the option expires. Both options serve to insure against adverse currency price movements in the underlying portfolio assets designated in a given currency. The Fund's use of options on currencies will be subject to the same limitations as its use of options on securities described above. Currency options may be subject to position limits which may limit the ability of the Fund to fully hedge its positions by purchasing the options. The Fund will not purchase put or call options on currencies if, as a result thereof, the value of the options would exceed 5% of the Fund's net assets.

FOREIGN CURRENCY FORWARD CONTRACTS

     The Fund may enter into foreign currency forward contracts to protect the value of its portfolio against future changes in the level of currency exchange rates. Foreign currency forward contracts are an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract. The risk of shifting of a foreign currency forward contract will be substantially the same as a futures contract having similar terms.

     The Fund's transactions in foreign currency forward contracts will be limited to risk management involving either specific transactions or portfolio positions. Transaction risk management is the forward purchase or sale of currency with respect to specific receivables or payables of the Fund generally arising in connection with the purchase or sale of its portfolio securities and accruals of interest receivable and Fund expenses. Position risk management is the forward sale of currency with respect to portfolio security positions denominated or quoted in that currency or in a currency bearing a high degree of positive correlation to the value of that currency. The Fund may also cross hedge its currency exposure under circumstances where the investment adviser believes that the currency in which a security is denominated may deteriorate against the dollar and that the possible loss in value can be hedged, return can be enhanced and risks can be managed by entering into forward contracts to sell the deteriorating currency and buy a currency that is expected to appreciate in relation to the dollar.

     Although there are no limits on the number of forward contracts that the Fund may enter into, the Fund may not position "hedge" (including "cross hedges") with respect to a particular currency for an amount greater than the aggregate market value (determined at the time of making any sale of forward currency) of the securities being hedged. If the Fund enters into a position hedging transaction, the transaction will be "covered" by the position being hedged or the Fund's Custodian will segregate cash or other liquid assets of the Fund (less the value of the "covering" positions, if any) in an amount equal to the value of the Fund's total assets committed to the consummation of the given forward contract. If the value of the assets segregated declines, additional assets will be segregated so that the value of the account will, at all times, equal the amount of the Fund's net commitment with respect to the forward contract.

     The use of foreign currency contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currency, they also limit any potential gain that might result if the value of the currency increases. The Fund is not required to enter into forward contracts with regard to its foreign currency denominated securities.

     The Fund will not enter into forward contracts to purchase or sell currency if, as a result thereof, the net market value of all such contracts exceeds 5% of the Fund's net assets.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

     The Fund may purchase and sell financial futures contracts and options thereon which are traded on a commodities exchange or board of trade for certain hedging and risk management purposes and to attempt to enhance return. These futures contracts and related options will be on debt securities, aggregates of debt securities, financial indexes, U.S. government securities (or those backed by the full faith and credit of the U.S. government), corporate debt securities and certain foreign government debt securities (collectively, interest rate futures contracts). It may also enter into futures contracts for the purchase or sale of foreign currencies or composite foreign currencies in which securities held or to be acquired by the Fund are denominated, or the value of which have a high degree of positive correlation to the value of such currencies as to constitute an appropriate vehicle for hedging. The Fund may enter into such futures contracts both on U.S. and foreign exchanges.

     The Fund may not purchase or sell futures contracts and related options to attempt to enhance return or for risk management purposes, if immediately thereafter the sum of the amount of initial margin deposits on the Fund's existing futures and options on futures and premiums paid for such related options would exceed 5% of the liquidation value of the Fund's total assets. The Fund may purchase and sell futures contracts and related options without limitation, for bona fide hedging purposes in accordance with regulations of the Commodity Futures Trading Commission (CFTC) (i.e., to reduce certain risks of its investments). The total contract value of all futures contracts sold will not exceed the total market value of the Fund's investments.

     Under regulations of the Commodity Exchange Act, investment companies registered under the Investment Company Act are exempt from the definition of "commodity pool operator," subject to compliance with certain conditions. The exemption is conditioned upon the Fund's purchasing and selling futures contracts and options thereon for any other purpose to the extent that the aggregate initial margin and option premiums on such non-hedging transactions do not exceed 5% of the liquidation value of the Fund's total assets. Although there are no other limits applicable to futures contracts, the value of all futures contracts sold will not exceed the total market value of the Fund's investments.

     The ordinary spreads between values in the cash and futures markets, due to differences in the character of those markets, are subject to distortions. In addition, futures contracts entail risks. First, all participants in the futures market are subject to initial and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing price distortions. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the investment adviser may still not result in a successful transaction.

     The Fund may only write "covered" put and call options on futures contracts. The Fund will be considered "covered" with respect to a call option it writes on a futures contract if the Fund owns the assets which are deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the "covered" option and having an expiration date not earlier than the expiration date of the "covered" option, or if it segregates and maintains with the Fund's Custodian for the term of the option cash or other liquid assets equal to the fluctuating value of the optioned future. The Fund will be considered "covered" with respect to a put option it writes on a futures contract if it owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the "covered" option or if it segregates and maintains with the Custodian for the term of the option cash or other liquid assets at all times equal in value to the exercise price of the put (less any initial margin deposited by the Fund with the Custodian with respect to such put option). There is no limitation on the amount of the Fund's assets which can be segregated.

INTEREST RATE FUTURES CONTRACTS AND OPTIONS THEREON

     The Fund will purchase or sell interest rate futures contracts to take advantage of or to protect the Fund against fluctuations in interest rates affecting the value of debt securities which the Fund holds or intends to acquire. For example, if interest rates are expected to increase, the Fund might sell futures contracts on debt securities, the values of which historically have a high degree of positive correlation to the values of the Fund's portfolio securities. Such a sale would have an effect similar to selling an equivalent value of the Fund's portfolio securities. If interest rates increase, the value of the Fund's portfolio securities will decline, but the value of the futures contracts to the Fund will increase at approximately an equivalent rate thereby keeping the net asset value of the Fund from declining as much as it otherwise would have. The Fund could accomplish similar results by selling debt securities with longer maturities and investing in debt securities with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a risk management technique allows the Fund to maintain a defensive position without having to sell its portfolio securities.

     Similarly, the Fund may purchase interest rate futures contracts when it is expected that interest rates may decline. The purchase of futures contracts for this purpose constitutes a hedge against increases in the price of debt securities (caused by declining interest rates) which the Fund intends to acquire. Since fluctuations in the value of appropriately selected futures contracts should approximate that of the debt securities that will be purchased, the Fund can take advantage of the anticipated rise in the cost of the debt securities without actually buying them. Subsequently, the Fund can make the intended purchase of the debt securities in the cash market and currently liquidate its futures position. To the extent the Fund enters into futures contracts for this purpose, it will segregate with the Fund's Custodian cash or other liquid assets from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial margin deposited by the Fund with its Custodian with respect to such futures contracts sufficient to cover the Fund's obligations with respect to such futures contracts.

     The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. As with the purchase of futures contracts, when the Fund is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

     The purchase of a put option on a futures contract is similar to the purchase of protective put options on portfolio securities. The Fund will purchase a put option on a futures contract to hedge the Fund's portfolio against the risk of rising interest rates and consequent reduction in the value of portfolio securities.

     The amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of debt securities which the Fund intends to purchase. If a put or call option the Fund has written is exercised, the Fund will incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Fund's losses from options on futures it has written may to some extent be reduced or increased by changes in the value of its portfolio securities.

     In addition, futures contracts entail risks. Although the Fund believes that use of such contracts will benefit the Fund, if the investment adviser's judgment about the general direction of interest rates is incorrect, the Fund's overall performance would be poorer than if it had not entered into any such contracts. For example, if the Fund has hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Fund will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures positions. In addition, particularly in such situations, if the Fund has insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

CURRENCY FUTURES AND OPTIONS THEREON

     Generally, foreign currency futures contracts and options thereon are similar to the interest rate futures contracts and options thereon discussed previously. By entering into currency futures and options thereon on U.S. and foreign exchanges, the Fund will seek to establish the rate at which it will be entitled to exchange U.S. dollars for another currency at a future time. By selling currency futures, the Fund will seek to establish the number of dollars it will receive at delivery for a certain amount of a foreign currency. In this way, whenever the Fund anticipates a decline in the value of a foreign currency against the U.S. dollar, the Fund can attempt to "lock in" the U.S. dollar value of some or all of the securities held in its portfolio that are denominated in that currency. By purchasing currency futures, the Fund can establish the number of dollars it will be required to pay for a specified amount of a foreign currency in a future month. Thus if the Fund intends to buy securities in the future and the investment adviser expects the U.S. dollar to decline against the relevant foreign currency during the period before the purchase is effected, the Fund can attempt to "lock in" the price in U.S. dollars of the securities it intends to acquire.

     The purchase of options on currency futures will allow the Fund, for the price of the premium and related transaction costs it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires. If the investment adviser, in purchasing an option, has been correct in its judgment concerning the direction in which the price of a foreign currency would move as against the U.S. dollar, the Fund may exercise the option and thereby take a futures position to hedge against the risk it had correctly anticipated or close out the option position at a gain that will offset, to some extent, currency exchange losses otherwise suffered by the Fund. If exchange rates move in a way the investment adviser did not anticipate, however, the Fund will have incurred the expense of the option without obtaining the expected benefit; any such movement in exchange rates may also thereby reduce rather than enhance the Fund's profits on its underlying securities transactions. The Fund's use of options on currencies will be subject to the same limitations as its use of options on securities described above. Currency options may be subject to position limits which may limit the ability of the Fund to fully hedge its positions by purchasing the options.

     As in the case of interest rate futures contracts and options thereon, the Fund may hedge against the risk of a decrease or increase in the U.S. dollar value of a foreign currency denominated debt security which the Fund owns or intends to acquire by purchasing or selling options contracts, futures contracts or options thereon with respect to a foreign currency other than the foreign currency in which such debt security is denominated where the values of such different currencies (vis-a-vis the U.S. dollar) historically have a high degree of positive correlation.

RISKS OF RISK MANAGEMENT AND RETURN ENHANCEMENT STRATEGIES

     Participation in the options and futures markets and in currency exchange transactions involves investment risks and transaction costs to which the Fund would not be subject absent the use of these strategies. The Fund, and thus its investors, may lose money through any unsuccessful use of these strategies. If the Subadviser's predictions of movements in the direction of the securities, foreign currency or interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of these strategies include:
(1) dependence on the Subadviser's ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities or currencies being hedged; (3) the fact that the skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time;
(5) the risk that the counterparty may be unable to complete the transaction; and (6) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to segregate assets in connection with hedging transactions.

     The Fund will generally purchase options and futures on an exchange only if there appears to be a liquid secondary market for such options or futures; the Fund will generally purchase OTC options only if the investment adviser believes that the other party to the options will continue to make a market for such options.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES AND CURRENCIES, FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

     Certain of the options, futures contracts, and options thereon purchased or sold by the Fund may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the U.S., may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (1) other complex foreign political, legal and economic factors, (2) lesser availability than in the U.S. of data on which to make trading decisions, (3) delays in the Fund's ability to act upon economic events occurring in the foreign markets during non-business hours in the U.S., (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the U.S. and
(5) lesser trading volume.

     Exchanges on which options, futures and options on futures are traded may impose limits on the positions that the Fund may take in certain circumstances. If so, this could limit the ability of the Fund fully to protect against these risks. In addition, the hours of trading of financial futures contracts and options thereon may not conform to the hours during which the Fund may trade the underlying securities. To the extent the futures markets close before the securities markets, significant price and rate movements can take place in the securities markets that cannot be reflected in the futures markets.

     An exchange-traded option may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options the Fund has purchased with the result that the Fund would have to exercise the options in order to realize any profit. If the Fund is unable to effect a closing purchase transaction in a secondary market in an option the Fund has written, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position. Reasons for the absence of a liquid secondary market include the following: (1) there may be insufficient trading interest in certain options; (2) restrictions may be imposed by a securities exchange on opening transactions or closing transactions or both; (3) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (5) the facilities of an exchange or clearing organization may not at all times be adequate to handle current trading volume; or (6) one or more exchanges could, for economic reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or a particular class or series of options) would cease to exist, although outstanding options would continue to be exercisable in accordance with their terms.

SPECIAL RISKS RELATED TO FOREIGN CURRENCY FORWARD CONTRACTS

     At or before the maturity of a forward sale contract, the Fund may either sell a portfolio security and make delivery of the currency, or retain the security and offset its contractual obligations to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund, at the time of execution of the offsetting transaction, will incur a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the Fund's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Fund will realize a gain to the extent the price of the currency it has agreed to purchase is less than the price of the currency it has agreed to sell. Should forward prices increase, the Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. Closing out forward purchase contracts involves similar offsetting transactions.

SPECIAL RISK CONSIDERATIONS RELATING TO FUTURES AND OPTIONS THEREON

     Certain risks are inherent in the Fund's use of futures contracts and options on futures. One such risk arises because the correlation between movements in the price of futures contracts or options on futures and movements in the price of the securities hedged or used for cover will not be perfect. Another risk is that the price of futures contracts or options on futures may not move inversely with changes in interest rates. If the

Fund has sold futures contracts to hedge securities held by the Fund and the value of the futures position declines more than the price of such securities increases, the Fund will realize a loss on the futures contracts which is not completely offset by the appreciation in the price of the hedged securities. Similarly, if the Fund has written a call on a futures contract and the value of the call increases by more than the increase in the value of the securities held as cover, the Fund may realize a loss on the call which is not completely offset by the appreciation in the price of the securities held as cover and the premium received for writing the call.

     The Fund's ability to establish and close out positions in futures contracts and options on futures contracts will be subject to the development and maintenance of liquid markets. Although the Fund generally will purchase or sell only those futures contracts and options thereon for which there appears to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option thereon at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the Fund maintains a position, it will not be possible to effect a closing transaction in that contract or to do so at a satisfactory price and the Fund would have to either make or take delivery under the futures contract or, in the case of a written option, wait to sell the underlying securities until the option expires or is exercised or, in the case of a purchased option, exercise the option. In the case of a futures contract or an option on a futures contract which the Fund has written and which the Fund is unable to close, the Fund would be required to maintain margin deposits on the futures contract or option and to make variation margin payments until the contract is closed.

     Futures exchanges may establish daily limits in the amount that the price of a futures contract or related options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond the limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. Futures or options contract prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of positions and subject some traders to substantial losses. In such event, it may not be possible for the Fund to close out a position, and in the event of adverse price movements, the Fund would have to make daily cash payments of variation margin (except in the case of purchased options).

     Successful use of futures contracts and options thereon and forward contracts by the Fund depends significantly on the ability of the investment adviser to forecast movements in the direction of the market and interest and foreign currency rates and requires skills and techniques different from those used in selecting portfolio securities. The correlation between movements in the price of a futures contract and movements in the price of the securities being hedged is imperfect and the risk from imperfect correlation increases as the composition of the Fund's portfolio diverges from the composition of the relevant index. There is also a risk that the value of the securities being hedged may increase or decrease at a greater rate than the related futures contracts, resulting in losses to the Fund. If the investment adviser's expectations are not met, the Fund would be in a worse position than if a hedging strategy had not been pursued. In addition, in such situations, if the Fund has insufficient cash to meet daily variation margin requirements, it may have to sell securities to meet the requirements. These sales may, but will not necessarily, be at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it is disadvantageous to do so.

     Pursuant to the requirements of the Commodity Exchange Act, as amended, all U.S. futures contracts and options thereon must be traded on an exchange. Since a clearing corporation effectively acts as the counterparty on every futures contract and option thereon, the counterparty risk depends on the strength of the clearing or settlement corporation associated with the exchange. Additionally, although the exchanges provide a means of closing out a position previously established, there can be no assurance that a liquid market will exist for a particular contract at a particular time. In the case of options on futures, if such a market does not exist, the Fund, as the holder of an option on futures contracts, would have to exercise the option and comply with the margin requirements for the underlying futures contract to realize any profit, and if the Fund were the writer of the option, its obligation would not terminate until the option expired or the Fund was assigned an exercise notice.

LIMITATIONS ON THE PURCHASE AND SALE OF FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS AND FOREIGN CURRENCY FORWARD CONTRACTS

     The Fund will engage in transactions in futures contracts and options thereon only to seek to reduce certain risks of its investments and to attempt to enhance return, in each case in accordance with the rules and regulations of the CFTC, and not for speculation.

     In accordance with CFTC regulations, the Fund may not purchase or sell futures contracts or options thereon if the initial margins and premiums therefor exceed 5% of the market value of the Fund's total assets after taking into account unrealized profits and unrealized losses on any such contracts; provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. The above restriction does not apply to the purchase and sale of futures contracts and options thereon for bona fide hedging purposes within the meaning of CFTC regulations. In instances involving the purchase of futures contracts or call options thereon or the writing of put options thereon by the Fund, an amount of cash or other liquid assets equal to the market value of the futures contracts and options thereon (less any related margin deposits), will be deposited in a segregated account with the Fund's Custodian to cover the position, or alternative cover will be employed, thereby insuring that the use of such instruments is unleveraged.

     CFTC regulations may impose limitations on the Fund's ability to engage in certain yield enhancement and risk management strategies. There are no limitations on the Fund's use of futures contracts and options on futures contracts beyond the restrictions set forth above.

     When the investment adviser believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, the Fund may enter into a forward contract for a fixed amount of dollars to sell the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. The Fund does not intend to enter into such forward contracts to protect the value of its portfolio securities on a regular or continuous basis. The Fund will also not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the long-term investment decisions made with regard to overall diversification strategies. However, the Fund believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interest of the Fund will thereby be served. If the Fund enters into a position hedging transaction the transaction will be "covered" by the position being hedged or the Fund's Custodian or sub-custodian will segregate cash or other liquid assets of the Fund (less the value of the "covering" position, if any) in an amount equal to the value of the Fund's total assets committed to the consummation of the given forward contract.

     The Fund generally will not enter into a forward contract with a term of greater than one year. At the maturity of a forward contract, the Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

     It is impossible to forecast with absolute precision the market value of a particular portfolio security at the expiration of the contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency that the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.

     Although the Fund values its assets daily in terms of U.S. dollars, it does not intend physically to convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

ILLIQUID SECURITIES

     The Fund may hold up to 15% of its net assets in illiquid securities. If the Fund were to exceed this limit, the investment adviser would take prompt action to reduce the Fund's holdings in illiquid securities to no more than 15% of net assets, as required by applicable law. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable in securities markets either within or outside of the United States. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

     Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the Securities Act), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities, convertible securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

     Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. The investment adviser anticipates that the market for certain restricted securities such as institutional commercial paper and foreign securities will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc.

     Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and privately placed commercial paper for which there is a readily available market are treated as liquid only when deemed liquid under procedures established by the Board of Directors. The Fund's investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing Rule 144A securities. The investment adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board of Directors. In reaching liquidity decisions, the investment adviser will consider, among others, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (for example, the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(2) of the Securities Act, to be considered liquid (a) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSRO), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment adviser; and (b) it must not be "traded flat" (that is, without accrued interest) or in default as to principal or interest.

     The staff of the Securities and Exchange Commission (Commission) has taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Fund and the counterparty have provided for the Fund, at the Fund's election, to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the assets used as "cover" as "liquid." The Fund will also treat non-U.S. government interest-only and principal-only mortgage backed securities strips as illiquid so long as the staff of the Commission maintains its position that such securities are illiquid.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

     The Fund may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. The Fund's Custodian will segregate cash or other liquid assets having a value equal to or greater than the Fund's purchase commitments. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities the value may be more or less than the purchase price and an increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Fund's net asset value. Subject to the segregation requirement, the Fund may purchase securities on such basis without limit.

REPURCHASE AGREEMENTS

     The Fund may enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The Fund does not currently intend to invest in repurchase agreements whose maturities exceed one year. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the repurchase agreement. The Fund's repurchase agreements will at all times be fully collateralized by U.S. government obligations in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss.

     The Fund will enter into repurchase transactions only with parties meeting creditworthiness standards approved by the Fund's investment adviser. In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral.

     The Fund participates in a joint repurchase account with other investment companies managed by Prudential Investments Fund Management LLC (the Manager) pursuant to an order of the Commission. On a daily basis, any uninvested cash balances of the Fund may be aggregated with those of such investment companies and invested in one or more repurchase agreements. Each fund participates in the income earned or accrued in the joint account based on the percentage of its investment.

BORROWING

     The Fund may borrow up to 20% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes, or for the clearance of transactions and to take advantage of investment opportunities. The Fund may pledge up to 20% of its total assets to secure these borrowings. If the Fund borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Fund, the net asset value of the Fund's shares will decrease faster than would otherwise be the case. This is the speculative factor known as "leverage." If the Fund's asset coverage of borrowings falls below 300%, the Fund will take prompt action (within 3 days) to reduce its borrowings. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell portfolio securities to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

SEGREGATED ASSETS

     The Fund will segregate with its Custodian, State Street Bank and Trust Company (State Street), cash, U.S. government securities, equity securities (including foreign securities), debt securities or other liquid, unencumbered assets equal in value to its obligations in respect of potentially leveraged transactions. These include forward contracts, when-issued and delayed delivery securities, futures contracts, written options and options on futures contracts (unless otherwise covered). If collateralized or otherwise covered, in accordance with Commission guidelines, these will not be deemed to be senior securities. The assets segregated will be marked-to-market daily.

(d) DEFENSIVE STRATEGY AND SHORT-TERM INVESTMENTS

     When conditions dictate a defensive strategy, the Fund may temporarily invest without limit in U.S. Treasury or other U.S. dollar-denominated debt securities, or high quality money market instruments, including commercial paper of domestic and foreign corporations, foreign government securities, U.S. Treasury or other U.S. dollar-denominated debt securities, or securities certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, and short-term obligations issued or guaranteed by the U.S. government and its agencies without regard to maturity. These obligations will be U.S. dollar-denominated or denominated in a foreign currency. The Fund may also invest in these securities for cash management or for investment subject to its investment policies and limitations. Such investments may be subject to certain risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure of nationalization of foreign deposits and foreign exchange controls or other restrictions.

(e) PORTFOLIO TURNOVER

     The portfolio turnover rate is generally the percentage computed by dividing the lesser of portfolio purchases or sales (excluding all securities, including options, whose maturities or expiration date at acquisition were one year or less) by the monthly average value of the long-term portfolio. High portfolio turnover (100% or more) involves correspondingly greater brokerage commissions and other transaction costs, which are borne directly by the Fund. In addition, high portfolio turnover may also mean that a proportionately greater amount of distributions to shareholders will be taxed as ordinary income rather than long-term capital gains compared to investment companies with lower portfolio turnover. See "Brokerage Allocation and Other Practices" and "Taxes, Dividends and Distributions."

                            INVESTMENT RESTRICTIONS

     The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. A "majority of the Fund's outstanding voting securities," when used in this Statement of Additional Information, means the lesser of (1) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (2) more than 50% of the outstanding voting shares.

     The Fund may not:

          1. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions and except that the Fund may make deposits on margin in connection with futures contracts and options.

          2. Make short sales of, or maintain a short position in, securities.

          3. Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from banks up to 20% of the value of its total assets (calculated when the loan is made) for temporary, extraordinary or emergency purposes, for the clearance of transactions, or for investment purposes. The Fund may pledge up to 20% of the value of its total assets to secure such borrowings. For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, foreign currency forward contracts and collateral arrangements relating thereto, and collateral arrangements with respect to interest rate swap transactions, reverse repurchase agreements, dollar roll transactions, options, futures contracts and options thereon and obligations of the Fund to Directors pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.

          4. Buy or sell commodities, commodity contracts, real estate or interests in real estate, except that the Fund may purchase and sell futures, options on futures contracts and securities secured by real estate or interests therein. Transactions in foreign currencies and forward contracts and options on foreign currencies are not considered by the Fund to be transactions in commodities or commodity contracts.

          5. Make loans except through (i) repurchase agreements, and (ii) the purchase of debt obligations and bank deposits.

          6. Make investments for the purpose of exercising control or management over the issuers of any investments.

          7. Act as an underwriter (except to the extent the Fund may be deemed to be an underwriter in connection with the sale of securities in the Fund's investment portfolio).

          8. Invest 25% or more of its assets in any one industry. For this purpose "industry" does not include the U.S. government, but does include foreign government issuers.

     Whenever any fundamental investment policy or investment restriction states a maximum percentage of the Fund's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset values will not be considered a violation of such policy. However, in the event that the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings, as required by applicable law.

                             MANAGEMENT OF THE FUND

         NAME AND ADDRESS**                 POSITION                        PRINCIPAL OCCUPATIONS
                (AGE)                       WITH FUND                       DURING PAST FIVE YEARS
         ------------------                 ---------                       ----------------------
Delayne Dedrick Gold (61)              Director             Marketing and Management Consultant.
*Robert F. Gunia (53)                  Vice President and   Executive Vice President and Chief Administrative
                                       Director               Officer (since June 1999) of Prudential Investments;
                                                              Corporate Vice President (since September 1997) of
                                                              The Prudential Insurance Company of America
                                                              (Prudential); Executive Vice President and Treasurer
                                                              (since December 1996) of Prudential Investments Fund
                                                              Management LLC (PIFM); President (since April 1999)
                                                              of Prudential Investment Management Services LLC
                                                              (PIMS); formerly Senior Vice President (March
                                                              1987-May 1999) of Prudential Securities Incorporated
                                                              (Prudential Securities) and Chief Administrative
                                                              Officer (July 1990-September 1996), Director
                                                              (January 1989-September 1996) and Executive Vice
                                                              President, Treasurer and Chief Financial Officer
                                                              (June 1987-September 1996) of Prudential Mutual Fund
                                                              Management, Inc.
Douglas H. McCorkindale (60)           Director             President (since September 1997) and Vice Chairman
                                                              (since March 1984) of Gannett Co. Inc. (publishing
                                                              and media); Director of Continental Airlines, Inc.,
                                                              Gannett Co. Inc. and Global Crossing Ltd.
Thomas T. Mooney (58)                  Director             President of the Greater Rochester Metro Chamber of
                                                              Commerce; former Rochester City Manager; former
                                                              Deputy Monroe County Executive; Trustee of Center
                                                              for Governmental Research, Inc.; Director of Blue
                                                              Cross of Rochester, Executive Service Corps of
                                                              Rochester and Monroe County Water Authority.

         NAME AND ADDRESS**                 POSITION                        PRINCIPAL OCCUPATIONS
                (AGE)                       WITH FUND                       DURING PAST FIVE YEARS
         ------------------                 ---------                       ----------------------
Stephen P. Munn (57)                   Director             Chairman (since January 1994), Director and President
                                                              (since 1988) and Chief Executive Officer (1988-
                                                              December 1993) of Carlisle Companies Incorporated
                                                              (manufacturer of industrial products).
*David R. Odenath, Jr. (42)            Vice President and   Officer in Charge, President, Chief Executive Officer
                                       Director               and Chief Operating Officer (since June 1999), PIFM;
                                                              Senior Vice President (since June 1999), Prudential;
                                                              formerly Senior Vice President (August 1993-May
                                                              1999), PaineWebber Group, Inc.
Richard A. Redeker (56)                Director             Formerly President, Chief Executive Officer and
                                                              Director (October 1993-September 1996) of Prudential
                                                              Mutual Fund Management, Inc.; Executive Vice
                                                              President, Director and Member of the Operating
                                                              Committee (October 1993-September 1996) of
                                                              Prudential Securities; Director (October
                                                              1993-September 1996) of Prudential Securities Group,
                                                              Inc.; Executive Vice President (January
                                                              1994-September 1996) of The Prudential Investment
                                                              Corporation; Director (January 1994-September 1996)
                                                              of Prudential Mutual Fund Distributors, Inc. and
                                                              Prudential Mutual Fund Services, Inc.; and Senior
                                                              Executive Vice President and Director (September
                                                              1978-September 1993) of Kemper Financial Services,
                                                              Inc.
Robin B. Smith (60)                    Director             Chairman and Chief Executive Officer (since August
                                                              1996), formerly President and Chief Executive
                                                              Officer (January 1989-August 1996) and President and
                                                              Chief Operating Officer (September 1981-December
                                                              1988) of Publishers Clearing House; Director of
                                                              BellSouth Corporation, Texaco Inc., Springs
                                                              Industries Inc. and Kmart Corporation.
*John R. Strangfeld, Jr. (45)          President and        Chief Executive Officer, Chairman, President and
                                       Director               Director (since January 1990), The Prudential
                                                              Investment Corporation, Executive Vice President
                                                              (since February 1998), Prudential Global Asset
                                                              Management Group of Prudential, and Chairman (since
                                                              August 1989), Pricoa Capital Group; formerly various
                                                              positions to Chief Executive Officer (November
                                                              1994-December 1998), Private Asset Management Group
                                                              of Prudential and Senior Vice President (January
                                                              1986-August 1989), Prudential Capital Group, a unit
                                                              of Prudential.
Louis A. Weil, III (58)                Director             Chairman (since January 1999), President and Chief
                                                              Executive Officer (since January 1996) and Director
                                                              (since September 1991) of Central Newspapers, Inc.;
                                                              Chairman of the Board (since January 1996),
                                                              Publisher and Chief Executive Officer (August 1991-
                                                              December 1995) of Phoenix Newspapers, Inc.; formerly
                                                              Publisher (May 1989-March 1991) of Time Magazine,
                                                              President, Publisher and Chief Executive Officer
                                                              (February 1986-August 1989) of The Detroit News and
                                                              member of the Advisory Board, Chase Manhattan
                                                              Bank-Westchester.

         NAME AND ADDRESS**                 POSITION                        PRINCIPAL OCCUPATIONS
                (AGE)                       WITH FUND                       DURING PAST FIVE YEARS
         ------------------                 ---------                       ----------------------
Clay T. Whitehead (61)                 Director             President (since May 1983) of National Exchange Inc.
                                                              (new business development firm).
Grace C. Torres (40)                   Treasurer and        First Vice President (since December 1996) of PIFM;
                                       Principal Financial    First Vice President (since March 1993) of
                                       and Accounting         Prudential Securities; formerly First Vice President
                                       Officer                (March 1994- September 1996) of Prudential Mutual
                                                              Fund Management, Inc.
Marguerite E. H. Morrison (43)         Secretary            Vice President and Associate General Counsel (since
                                                              December 1996) of PIFM; Vice President and Associate
                                                              General Counsel (since September 1987) of Prudential
                                                              Securities; formerly Vice President and Associate
                                                              General Counsel (June 1991-September 1996) of
                                                              Prudential Mutual Fund Management, Inc.
Stephen M. Ungerman (46)               Assistant Treasurer  Tax Director (since March 1996) of Prudential
                                                              Investments; formerly First Vice President (February
                                                              1993-September 1996) of Prudential Mutual Fund
                                                              Management, Inc.

---------------
 * "Interested" Director, as defined in the Investment Company Act, by reason of affiliation with Prudential Securities, Prudential or the Manager.

** The address of the Directors and officers is c/o Prudential Investments Fund
   Management LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

     The Fund has Directors who, in addition to overseeing the actions of the Fund's Manager, Subadviser and Distributor, decide upon matters of general policy. The Directors also review the actions of the Fund's officers, who conduct and supervise the daily business operations of the Fund.

     Pursuant to the Management Agreement with the Fund, the Manager pays all compensation of officers and employees of the Fund as well as the fees and expenses of all Directors of the Fund who are affiliated persons of the Manager. The Fund currently pays each of its Directors who is not an affiliated person of PIFM or the investment adviser annual compensation of $1,050 in addition to certain out-of-pocket expenses. The amount of annual compensation paid to each Director may change as a result of the introduction of additional funds on the boards of which the Directors will be asked to serve.

     Directors may receive their Directors' fees pursuant to a deferred fee agreement with the Fund. Under the terms of the agreement, the Fund accrues daily the amount of such Directors' fees which accrue interest at a rate equivalent to the prevailing rate applicable to 90-day U.S. Treasury bills at the beginning of each calendar quarter or, pursuant to a Commission exemptive order, at the daily rate of return of a Prudential mutual fund. Payment of the interest so accrued is also deferred and accruals become payable at the option of the Director. The Fund's obligation to make payments of deferred Directors' fees, together with interest thereon, is a general obligation of the Fund.

     The Directors have adopted a retirement policy which calls for the retirement of Directors on December 31 of the year in which they reach the age of 75.

     The following table sets forth the aggregate compensation paid by the Fund to the Directors who are not affiliated with the Manager for the fiscal year ended December 31, 1999 and the aggregate compensation paid to such Directors for service on the Fund's Board and the boards of all other investment companies managed by PIFM (Fund Complex) for the calendar year ended December 31, 1999.

                                                                                 TOTAL 1999
                                                               AGGREGATE        COMPENSATION
                                                              COMPENSATION    PAID TO DIRECTORS
NAME OF DIRECTOR                                               FROM FUND      FROM FUND COMPLEX
----------------                                              ------------    -----------------
Edward D. Beach++...........................................     $1,050        $142,500(43/70)**
Delayne Dedrick Gold........................................     $1,050        $144,500(43/70)**
Robert F. Gunia+............................................       None                   None
Douglas H. McCorkindale*....................................     $1,050        $ 80,000(24/49)**
Thomas T. Mooney*...........................................     $1,050        $129,500(35/75)**
Stephen P. Munn.............................................     $1,050        $ 62,250(29/53)**
David R. Odenath, Jr.+......................................       None                   None
Richard A. Redeker..........................................     $1,050        $ 95,000(29/53)**
Robin B. Smith*.............................................     $1,050        $ 96,000(32/44)**
John R. Strangfeld, Jr.+....................................       None                   None
Louis A. Weil, III..........................................     $1,050        $ 96,000(29/53)**
Clay T. Whitehead...........................................     $1,050        $ 77,000(38/66)**

---------------
 + Directors who are "interested" do not receive compensation from the Fund or any fund in the Fund Complex.

++ Mr. Beach retired on December 31, 1999.

 * Total compensation from all of the funds in the Fund Complex for the calendar year ended December 31, 1999 includes amounts deferred at the election of Directors under the funds' deferred compensation plans. Including accrued interest, total compensation amounted to $97,916, $135,102 and $156,478 for Messrs. McCorkindale and Mooney and Ms. Smith, respectively.

** Indicates number of funds/portfolios in Fund Complex (including the Fund) to which aggregate compensation relates.

              CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     Directors of the Fund are eligible to purchase Class Z shares of the Fund, which are sold without either an initial sales charge or contingent deferred sales charge to a limited group of investors.

     As of February 4, 2000, the Directors and officers of the Fund, as a group, owned less than 1% of the outstanding common stock of the Fund.

     As of February 4, 2000, Prudential Securities was record holder of 2,502,023 Class A shares (26%), 153,518 Class B shares (56%), 31,760 Class C shares (95%), and 476,722 Class Z shares (94%) of the Fund. In the event of any meetings of shareholders, Prudential Securities will forward, or cause the forwarding of, proxy materials to the beneficial owners for which it is the record holder.

     As of February 4, 2000, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any class of shares of the Fund were:

                                                                                                  NUMBER OF
                                                                                                    SHARES
NAME                                                      ADDRESS             CLASS OF SHARES    (% OF CLASS)
----                                            ---------------------------   ---------------   --------------
Smith Barney Inc..............................  388 Greenwich Street              Class A       625,120  (6.4%)
                                                New York, NY 10013-0375
Prudential Securities C/F.....................  6426 Canterbury Dr.               Class B        19,106    (7%)
  Mr. Mark F. Joyce                             Hudson, OH 44236-3479
  IRA Rollover DTD 05/21/96
Schoening & Associates........................  14201 SW 97th Ave.                Class B        15,402  (5.6%)
                                                Miami, FL 33176
Prudential Securities.........................  4274 Castle Drive, SE             Class C         2,553  (7.6%)
  C/F Mr. Thomas F. Hauck IRA                   Grand Rapids, MI 49546-8309
  DTD 12/17/97
Mr. John C. Galloway &........................  4265 Rose Creed Road              Class C         3,017    (9%)
  Mrs. Laura V. Galloway                        Roseville, CA 95747-8611
  CO-TTEES, The Galloway Family Trust
  UA DTD 03/17/9
Prudential Securities C/F.....................  560 W. Oak Rd.                    Class C         2,536  (7.6%)
  Barbara J. Golla                              Vineland, NJ 08360-2218
  Vineland Anesth. Consult PC
Prudential Securities C/F.....................  514 Keepataw Dr.                  Class C         7,923   (24%)
  Diane D. Johnson                              Lemont, IL 60439
  Diane D. Johnson Trust UA
  Dated 12/8/98
Prudential Securities.........................  7483 Lime Hollow Dr. SE           Class C         5,301   (16%)
  Dr. John F. Butzer, MD                        Grand Rapids, MI 49546
  IRA IRA 12/18/97
Mrs. Shirley Palmer GDN,......................  1 Grace Court                     Class Z        25,945  (5.1%)
  Mr. Edwin Laboy, Jr.                          Wallkill, NY 12589

                     INVESTMENT ADVISORY AND OTHER SERVICES

(a) MANAGER AND INVESTMENT ADVISER

     The manager of the Fund is Prudential Investments Fund Management LLC (the Manager or PIFM), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. The Manager serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential mutual funds. See "How the Fund is Managed -- Manager" in the Prospectus. As of January 31, 2000, the Manager managed and/or administered open-end and closed-end management investment companies with assets of approximately $74.9 billion. According to the Investment Company Institute, as of September 30, 1999, the Prudential mutual funds were the 20th largest family of mutual funds in the United States.

     The Manager is a subsidiary of Prudential Securities and The Prudential Insurance Company of America (Prudential). Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), a wholly-owned subsidiary of the Manager, serves as the transfer agent and dividend distribution agent for the Prudential Mutual Funds and, in addition, provides customer service, recordkeeping and management and administration services to qualified plans.

     Pursuant to the Management Agreement with the Fund (the Management Agreement), the Manager, subject to the supervision of the Fund's Board of Directors and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities. In connection therewith, the Manager is obligated to keep certain books and records of the Fund. The Manager also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company, the Fund's custodian (the Custodian), and the Fund's Transfer Agent. The management services of the Manager for the Fund are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

     For its services, the Manager receives, pursuant to the Management Agreement, a fee at an annual rate of .75 of 1% of the Fund's average daily net assets up to $1 billion, and .70 of 1% of such assets in excess of $1 billion. The fee is computed daily and payable monthly. The Management Agreement also provides that, in the event the expenses of the Fund (including the fees of the Manager, but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) for any fiscal year exceed the lowest applicable annual expense limitation established and enforced pursuant to the statutes or regulations of any jurisdiction in which the Fund's shares are qualified for offer and sale, the compensation due to the Manager will be reduced by the amount of such excess. No jurisdiction currently limits the Fund's expenses.

     In connection with its management of the business affairs of the Fund, the Manager bears the following expenses:

          (a) the salaries and expenses of all of its and the Fund's personnel except the fees and expenses of Directors who are not affiliated persons of the Manager or the Fund's investment adviser;

          (b) all expenses incurred by the Manager or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund as described below; and

          (c) the costs and expenses payable to Prudential Investments (PI) pursuant to the subadvisory agreement between the Manager and PI (the PI Subadvisory Agreement).

     Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Directors who are not affiliated persons of the Manager or the Fund's investment adviser, (c) the fees and certain expenses of the Custodian and Transfer Agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares, (d) the charges and expenses of legal counsel and independent accountants for the Fund, (e) brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions, (f) all taxes and corporate fees payable by the Fund to governmental agencies, (g) the fees of any trade associations of which the Fund may be a member, (h) the cost of stock certificates representing shares of the Fund, (i) the cost of fidelity and liability insurance, (j) certain organization expenses of the Fund and the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission and the states, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business and (m) distribution fees.

     The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement provides that it will terminate automatically if assigned, and that it may be terminated without penalty by either party upon not more than 60 days' nor less than 30 days' written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

     For the fiscal years ended December 31, 1999, 1998 and 1997, the Manager received management fees of $577,058, $692,765 and $835,254, respectively, from the Fund.

     The Manager has entered a Subadvisory Agreement with PI, a wholly-owned subsidiary of Prudential. The PI Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. The Subadviser has entered into an agreement with PRICOA Asset Management Ltd. (PRICOA or, together with PI, the investment adviser) under which PRICOA provides investment advisory services to the Fund. The Manager continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the investment adviser's performance of such services. The Subadviser was reimbursed by the Manager for the reasonable costs and expenses incurred by the Subadviser in furnishing those services. In turn, PRICOA is reimbursed by the Subadviser for its reasonable costs and expenses incurred in furnishing advisory services. Effective January 1, 2000, PI is paid by PIFM at an annual rate of .375 of 1% of the Fund's average daily net assets up to $1 billion and .333 of 1% of average daily net assets over $1 billion.

     The PI Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act) or upon the termination of the Management Agreement. The PI Subadvisory Agreement may be terminated by the Fund, the Manager or the Subadviser upon not more than 60 days', nor less than 30 days', written notice. The PI Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act. The PRICOA Subadvisory Agreement provides that PRICOA can terminate it on 60 days' written notice and that PI can terminate it any time and the termination would take effect immediately. The PRICOA Subadvisory Agreement also provides that it will terminate automatically in the event of assignment (as defined in the Investment Company Act).

     Prudential Investments' Fixed Income Group includes the following sector teams which may contribute towards security selection in addition to the sector team described in the prospectus:

                                 U.S. LIQUIDITY

ASSETS UNDER MANAGEMENT: $22.6 billion as of December 31, 1999.

TEAM LEADER: Michael Lillard. GENERAL INVESTMENT EXPERIENCE: 12 years.

PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 10 years, which includes team members with significant mutual fund experience.

SECTOR: U.S. Treasuries, agencies and mortgages.

INVESTMENT STRATEGY: Focus is on high quality, liquidity and controlled risk.

                                   CORPORATE

ASSETS UNDER MANAGEMENT: $47.3 billion as of December 31, 1999.

TEAM LEADER: Steven Kellner. GENERAL INVESTMENT EXPERIENCE: 13 years.

PORTFOLIO MANAGERS: 8. AVERAGE GENERAL INVESTMENT EXPERIENCE: 13 years, which includes team members with mutual fund experience.

SECTOR: U.S. investment-grade corporate securities.

INVESTMENT STRATEGY: Focus is on identifying spread, credit quality and liquidity trends to capitalize on changing opportunities in the market. Ultimately, they seek the highest expected return with the least risk.

                                   HIGH YIELD

ASSETS UNDER MANAGEMENT: $9.4 billion as of December 31, 1999.

TEAM LEADER: Casey Walsh. GENERAL INVESTMENT EXPERIENCE: 17 years.

PORTFOLIO MANAGERS: 7. AVERAGE GENERAL INVESTMENT EXPERIENCE: 17 years, which includes team members with significant mutual fund experience.

SECTOR: Below-investment-grade corporate securities.

INVESTMENT STRATEGY: Focus is generally on bonds with high total return potential, given existing risk parameters. They also seek securities with high current income, as appropriate. The Team uses a relative value approach.

                                EMERGING MARKETS

ASSETS UNDER MANAGEMENT: $1.9 billion as of December 31, 1999.

TEAM LEADER: David Bessey. GENERAL INVESTMENT EXPERIENCE: 10 years.

PORTFOLIO MANAGERS: 3. AVERAGE GENERAL INVESTMENT EXPERIENCE: 9 years, which includes team members with mutual fund experience.

SECTOR: Government and corporate securities issued by developing markets and countries.

INVESTMENT STRATEGY: Focus is on a fundamental investment approach that uses a strong technical and value overlay to make country selections.

                                 MONEY MARKETS

ASSETS UNDER MANAGEMENT: $36.0 billion as of December 31, 1999.

TEAM LEADER: Joseph Tully. GENERAL INVESTMENT EXPERIENCE: 16 years.

PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 10 years, which includes team members with significant mutual fund experience.

SECTOR: High-quality short-term securities, including both taxable and tax-exempt instruments.

INVESTMENT STRATEGY: Focus is on safety of principal, liquidity and controlled risk.

(b) PRINCIPAL UNDERWRITER, DISTRIBUTOR AND RULE 12b-1 PLANS

     Prudential Investment Management Services LLC (the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 acts as the distributor of the shares of the Fund. The Distributor is a subsidiary of Prudential.

     Pursuant to separate Distribution and Service Plans (the Class A Plan, the Class B Plan and the Class C Plan, collectively the Plans) adopted by the Fund under Rule 12b-1 under the Investment Company Act and a distribution agreement (the Distribution Agreement), the Distributor incurs the expenses of distributing the Fund's Class A, Class B and Class C shares. The Distributor also incurs the expenses of distributing the Fund's Class Z shares under the Distribution Agreement, none of which are reimbursed by or paid for by the Fund.

     The expenses incurred under the Plans include commissions and account servicing fees paid to, or on account of brokers or financial institutions which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of the Distributor associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.

     Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

     The distribution and/or service fees may also be used by the Distributor to compensate on a continuing basis brokers in consideration for the distribution, marketing, administrative and other services and activities provided by brokers with respect to the promotion of the sale of the Fund's shares and the maintenance of related shareholder accounts.

     CLASS A PLAN. Under the Class A Plan, the Fund may pay the Distributor for its distribution-related activities with respect to Class A shares at an annual rate of .30 of 1% of the average daily net assets of the

Class A shares. The Class A Plan provides that (1) .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (2) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1%. The Distributor contractually limited its distribution-related fees payable under the Class A Plan for the fiscal year ended December 31, 1999 to .25 of 1% of the average daily net assets of the Class A shares and has contractually limited its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending December 31, 2000.

     For the fiscal year ended December 31, 1999, the Distributor received payments of $181,033 under the Class A Plan and spent approximately $170,900 in distributing the Class A shares. These amounts were primarily expended for payments of account servicing fees to financial advisers and other persons who sell Class A shares. For the fiscal year ended December 31, 1999, the Distributor also received approximately $9,500 in initial sales charges attributable to Class A shares.

     CLASS B PLAN. Under the Class B Plan, the Fund may pay the Distributor for its distribution-related activities with respect to Class B shares at an annual rate of .75 of 1% of the average daily net assets of the Class B shares. The Class B Plan provides that (1) .25 of 1% of the average daily net assets of the shares may be paid as a service fee and (2) .75% of 1% (including the service fee) of the average daily net assets of the shares (asset based sales charge) may be paid for distribution-related expenses with respect to the shares. The service fee (.25 of 1% of average daily net assets) is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class B Plan to .75 of 1% through December 31, 2000 and contractually agreed to limit its distribution-related fees payable under the Class B Plan to .75 of 1% of average net assets for the fiscal year ended December 31, 1999. The Distributor also receives contingent deferred sales charges from certain redeeming Class B shareholders.

     For the fiscal year ended December 31, 1999, the Distributor received $11,700 from the Fund under the Class B Plan and spent approximately $56,456 in distributing the Fund's Class B shares. It is estimated that of the latter amount, 22.26% ($12,570) was spent on printing and mailing of prospectuses to other than current shareholders; 26.67% ($15,056) was spent on compensation to broker-dealers for commissions to their representatives and other expenses, including an allocation of overhead and other branch office distribution-related expenses, incurred for distribution of Fund shares; and 51.07% ($28,830) in the aggregate for (1) payments of commissions and account servicing fees to financial advisers (12.29% or $6,940) and (2) an allocation of overhead and other branch office distribution-related expenses for payments of related expenses (38.77% or $21,890). The term "overhead and other branch office distribution-related expenses" represents (a) the expenses of operating Prudential Securities' and Pruco Securities Corporation's (Prusec's) branch offices in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, utility costs, communications costs and the costs of stationery and supplies,
(b) the costs of client sales seminars, (c) expenses of mutual fund sales coordinators to promote the sale of Fund shares, and (d) other incidental expenses relating to branch promotion of Fund sales.

     The Distributor also receives the proceeds of contingent deferred sales charges paid by investors upon certain redemptions of Class B shares. For the fiscal year ended December 31, 1999, the Distributor received approximately $3,700 in contingent deferred sales charges attributable to Class B shares.

     CLASS C PLAN. Under the Class C Plan, the Fund may pay the distributor for its distribution-related activities with respect to Class C shares at an annual rate of 1% of the average daily net assets of the Class C shares. The Class C Plan provides that (1) .25 of 1% of the average daily net assets of the shares may be paid as a service fee and (2) .75 of 1% (not including the service fee) of the average daily net assets of the shares (asset based sales charge) may be paid for distribution-related expenses with respect to the shares. The service fee (.25 of 1% of average daily net assets is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class C Plan to .75 of 1% through December 31, 2000 and contractually agreed to limit its distribution-related fees payable under the Class C Plan to .75 of 1% of average net assets for the fiscal year ended December 31, 1999. The Distributor also receives contingent deferred sales charges from certain redeeming Class C shareholders and initial sales charges.

     For the fiscal year ended December 31, 1999, the Distributor received $1,863 under the Class C Plan and spent $3,920 in distributing Class C shares. It is estimated that of the latter total amount, 48.57% ($1,904) was spent on printing and mailing of prospectuses to other than current shareholders; 4.49% ($176) on compensation to broker-dealers for commissions to representatives and other expenses, including an allocation of overhead and other branch office distribution-related expenses incurred for distribution of Fund shares and 46.94% ($1,840) in the aggregate for (1) payments of commissions and account servicing fees to financial advisers (4.57% or $179) and (2) an allocation of overhead and other branch office distribution-related expenses for payments of related expenses (42.37% or $1,661).

     The Distributor also receives an initial sales charge and the proceeds of contingent deferred sales charges paid by investors upon certain redemptions of Class C shares. For the fiscal year ended December 31, 1999 the Distributor received $100 in contingent deferred sales charges attributable to Class C shares. For the fiscal year ended December 31, 1999, the Distributor received approximately $1,200 in initial sales charges attributable to Class C shares.

     Distribution expenses attributable to the sale of Class A, Class B and Class C shares of the Fund are allocated to each such class based upon the ratio of sales of each such class to the sales of Class A, Class B and Class C shares of the Fund other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

     The Class A, Class B and Class C Plans continue in effect from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a vote of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the Class A, Class B or Class C Plan or in any agreement related to the Plans (Rule 12b-1 Directors), cast in person at a meeting called for the purpose of voting on such continuance. A Plan may be terminated at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the applicable class of the Fund on not more than 30 days' written notice to any other party to the Plan. The Plans may not be amended to increase materially the amounts to be spent for the services described therein without approval by the shareholders of the applicable class (by both Class A and Class B shareholders, voting separately, in the case of material amendments to the Class A Plan), and all material amendments are required to be approved by the Directors in the manner described above. Each Plan will automatically terminate in the event of its assignment. The Fund will not be contractually obligated to pay expenses incurred under any Plan if it is terminated or not continued.

     Pursuant to each Plan, the Board of Directors will review at least quarterly a written report of the distribution expenses incurred on behalf of each class of shares of the Fund by the Distributor. The report will include an itemization of the distribution expenses and the purposes of such expenditures. In addition, as long as the Plans remain in effect, the selection and nomination of Rule 12b-1 Directors shall be committed to the Rule 12b-1 Directors.

     Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor to the extent permitted by applicable law against certain liabilities under federal securities laws.

     In addition to distribution and service fees paid by the Fund under Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments to dealers (including Prudential Securities) and other persons which distribute shares of the Fund (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

FEE WAIVERS/SUBSIDIES

     PIFM may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. In addition, the Distributor has contractually agreed to waive a portion of its distribution fees for the Class A, Class B and Class C shares as described above. Fee waivers and subsidies increase the Fund's total return.

NASD MAXIMUM SALES CHARGE RULE

     Pursuant to rules of the NASD, the Distributor is required to limit aggregate initial sales charges, deferred sales charges and asset-based sales charges to 6.25% of total gross sales of each class of shares. Interest charges on unreimbursed distribution expenses equal to the prime rate plus one percent per annum may be added to the 6.25% limitation. Sales from the reinvestment of dividends and distributions are not included in the calculation of the 6.25% limitation. The annual asset-based sales charge on shares of the Fund may not exceed .75 of 1% per class. The 6.25% limitation applies to each class of the Fund rather than on a per shareholder basis. If aggregate sales charges were to exceed 6.25% of total gross sales of any class, all sales charges on shares of that class would be suspended.

(c) OTHER SERVICE PROVIDERS

     State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash, and in that capacity maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Subcustodians provide custodial services for the Fund's foreign assets held outside the United States.

     PMFS, Raritan Plaza One, Edison, New Jersey 08837, serves as the transfer and dividend disbursing agent of the Fund. The Transfer Agent is a wholly-owned subsidiary of the Manager. The Transfer Agent provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, the Transfer Agent receives an annual fee of $13.00 per shareholder account, a new account set-up fee of $2.00 for each manually-established account and a monthly inactive zero balance account fee of $.20 per shareholder account. The Transfer Agent is also reimbursed for its out-of-pocket expenses, including but not limited to postage, stationery, printing, allocable communications expenses and other costs.

     PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, serves as the Fund's independent accountants and, in that capacity, audits the Fund's annual financial statements.

YEAR 2000 READINESS DISCLOSURE

     The services provided to the Fund and the shareholders by the Manager, the Distributor, the Transfer Agent and the Custodian depend on the smooth functioning of their computer systems and those of outside service providers. Although the Fund has not experienced any material problems with the services provided by the Manager, Distributor, Transfer Agent or Custodian as a result of the change from 1999 to 2000, there remains a possibility that computer software systems in use might be impaired or unavailable because of the way dates are encoded and calculated. Such an event could have a negative impact on handling securities trades, payments of interest and dividends, pricing and account services. Although, at this time, there can be no assurance that there will be no future adverse impact on the Fund, the Manager, the Distributor, the Transfer Agent and the Custodian have advised the Fund that they have completed necessary changes to their computer systems in connection with the year 2000. The Fund's service providers (or other securities market participants) may experience future material problems in connection with the year 2000. The Fund and its Board have instructed the Fund's principal service providers to monitor and report year 2000 problems.

     Additionally, issuers of securities generally, as well as those purchased by the Fund, may confront year 2000 compliance issues at some later time which, if material and not resolved, could have an adverse impact on securities markets and/or a specific issuer's performance and could result in a decline in the value of the securities held by the Fund.

CODES OF ETHICS

     The Board of Directors of the Fund has adopted a Code of Ethics. In addition, the Manager, Subadviser and Distributor have each adopted a Code of Ethics (the Codes). The Codes permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available from, the Commission.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

     The Manager is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for the Fund, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. (For purposes of this section, the term "Manager" includes the investment adviser.) On a national securities exchange, broker-dealers may receive negotiated brokerage commissions on Fund portfolio transactions, including options, futures, and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. On a foreign securities exchange, commissions may be fixed. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable law, Prudential Securities and its affiliates.

     In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Fund will not deal with Prudential Securities or any affiliate in any transaction in which Prudential Securities or any affiliate acts as principal except in accordance with the rules of the Commission. Thus, it will not deal in the over-the-counter market with Prudential Securities acting as market maker, and it will not execute a negotiated trade with Prudential Securities if execution involves Prudential Securities' acting as principal with respect to any part of the Fund's order.

     In placing orders for portfolio securities of the Fund, the Manager's overriding objective is to obtain the best possible combination of favorable price and efficient execution. The Manager seeks to effect each transaction at a price and commission that provides the most favorable total cost or proceeds reasonably attainable in the circumstances. The factors that the Manager may consider in selecting a particular broker, dealer or futures commission merchant (firms) are the Manager's knowledge of negotiated commission rates currently available and other current transaction costs; the nature of the portfolio transaction; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular transaction; confidentiality; the execution, clearance and settlement capabilities of the firms; the availability of research and research related services provided through such firms; the Manager's knowledge of the financial stability of the firms; the Manager's knowledge of actual or apparent operational problems of firms; and the amount of capital, if any, that would be contributed by firms executing the transaction. Given these factors, the Fund may pay transaction costs in excess of that which another firm might have charged for effecting the same transaction.

     When the Manager selects a firm that executes orders or is a party to portfolio transactions, relevant factors taken into consideration are whether that firm has furnished research and research related products and/or services, such as research reports, research compilations, statistical and economic data, computer data bases, quotation equipment and services, research oriented computer software, hardware and services, reports concerning the performance of accounts, valuations of securities, investment related periodicals, investment seminars and other economic services and consultants. Such services are used in connection with some or all of the Manager's investment activities; some of such services, obtained in connection with the execution of transactions for one investment account, may be used in managing other accounts, and not all of these services may be used in connection with the Fund.

     The Manager maintains an internal allocation procedure to identify those firms who have provided it with research and research related products and/or services, and the amount that was provided, and to endeavor to direct sufficient commissions to them to ensure the continued receipt of those services that the Manager believes provides a benefit to the Fund and its other clients. The Manager makes a good faith determination that the research and/or service is reasonable in light of the type of service provided and the price and execution of the related portfolio transactions.

     When the Manager deems the purchase or sale of equities to be in the best interests of the Fund or its other clients, including Prudential, the Manager may, but is under no obligation to, aggregate the transactions in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the transactions, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to its clients. The allocation of orders among firms and the commission rates paid are reviewed periodically by the Fund's Board of Directors. Portfolio securities may not be purchased from any underwriting or selling syndicate of which Prudential Securities or any affiliate, during the existence of the syndicate, is a principal underwriter (as defined in the Investment Company Act), except in accordance with rules of the Commission. This limitation, in the opinion of the Fund, will not significantly affect the Fund's ability to pursue its present investment objective. However, in the future in other circumstances, the Fund may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.

     Subject to the above considerations, Prudential Securities may act as a broker or futures commission merchant for the Fund. In order for Prudential Securities or any affiliate to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by Prudential Securities or any affiliate must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow Prudential Securities or any affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Board of Directors of the Fund, including a majority of the non-interested Directors, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to Prudential Securities or any affiliate are consistent with the foregoing standard. In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, Prudential Securities may not retain compensation for effecting transactions on a national securities exchange for the Fund unless the Fund has expressly authorized the retention of such compensation. Prudential Securities must furnish to the Fund at least annually a statement setting forth the total amount of all compensation retained by Prudential Securities from transactions effected for the Fund during the applicable period. Brokerage transactions with Prudential Securities or any affiliate are also subject to such fiduciary standards as may be imposed upon Prudential Securities or such affiliates by applicable law.

     The Fund paid no brokerage commissions, including none to Prudential Securities or any affiliate, for the fiscal years ended December 31, 1999, 1998 and 1997.

     The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the Investment Company Act) and their parents at December 31, 1999. As of December 31, 1999, the Fund held securities of Bear, Stearns & Co., in the aggregate amount of $664,000; Morgan (J.P.) Securities, Inc., in the aggregate amount of $380,000; and Salomon Smith Barney, in the aggregate amount of $348,000.

               CAPITAL SHARES, OTHER SECURITIES AND ORGANIZATION

     The Fund is authorized to issue 2 billion shares of common stock, $.01 per share divided into four classes, designated Class A, Class B, Class C and Class Z shares, initially all of one series. Each class of common stock represents an interest in the same assets of the Fund and is identical in all respects except that (1) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charges and distribution and/or service fees), which may affect performance, (2) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (3) each class has a different exchange privilege, (4) only Class B shares have a conversion feature and (5) Class Z shares are offered exclusively for sale to a limited group of investors. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board of Directors may determine. The voting rights of the shareholders of a series or class can be modified only by the majority vote of shareholders of that series or class.

     Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances. Each share of each class is equal as to earnings, assets and voting privileges, except as noted above, and each class of shares (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees.

     The Fund does not intend to hold annual meetings of shareholders unless otherwise required by law. The Fund will not be required to hold meetings of shareholders unless, for example, the election of Directors is required to be acted on by shareholders under the Investment Company Act. Shareholders have certain rights, including the right to call a meeting upon the vote of 10% of the Fund's outstanding shares for the purpose of voting on the removal of one or more Directors or to transact any other business.

     Under the Articles of Incorporation, the Board of Directors may authorize the creation of additional series of shares (the proceeds of which would be invested in separate, independently managed portfolios with distinct investment objectives and policies and share purchase, redemption and net asset value procedures) with such preferences, privileges, limitations and voting and dividend rights as the Directors may determine. All consideration received by the Fund for shares of any additional series, and all assets in which such consideration is invested, would belong to that series (subject only to the rights of creditors of that series) and would be subject to the liabilities related thereto. Under the Investment Company Act, shareholders of any additional series of shares would normally have to approve the adoption of any advisory contract relating to such series and of any changes in the fundamental investment policies related thereto.

     The Board of Directors has the power to alter the number and the terms of office of the Directors and they may at any time lengthen their own terms or make their terms of unlimited duration and appoint their own successors, provided that always at least a majority of the Directors have been elected by the shareholders of the Fund. The voting rights of shareholders are not cumulative, so that holders of more than 50 percent of the shares voting can, if they choose, elect all Directors being selected, while the holders of the remaining shares would be unable to elect any Directors.

                PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

     Shares of the Fund may be purchased at a price equal to the next determined net asset value (NAV) per share plus a sales charge which, at the election of the investor, may be imposed either (1) at the time of purchase (Class A or Class C shares) and/or (2) on a deferred basis (Class B or Class C shares). Class Z shares of the Fund are offered to a limited group of investors at NAV without any sales charges. See "How to Buy, Sell and Exchange Shares of the Fund" in the Prospectus.

PURCHASE BY WIRE

     For an initial purchase of shares of the Fund by wire, you must complete an application and telephone the Transfer Agent at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, fund and class election, dividend distribution election, amount being wired and wiring bank. You should then give instructions to your bank to transfer funds by wire to the Fund's Custodian; State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential International Bond Fund, Inc., specifying on the wire the account number assigned by the Transfer Agent and your name and identifying the class in which the investor is eligible to invest (Class A, Class B, Class C or Class Z shares).

     If you arrange for receipt by the Custodian of federal funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Fund as of that day.

     In making a subsequent purchase order by wire, you should wire the Custodian directly and should be sure that the wire specifies Prudential International Bond Fund, Inc., Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call the Transfer Agent to make subsequent purchase orders utilizing federal funds. The minimum amount which may be invested by wire is $1,000.

ISSUANCE OF FUND SHARES FOR SECURITIES

     Transactions involving the issuance of Fund shares for securities (rather than cash) will be limited to: (1) reorganizations,(2) statutory mergers, or (3) other acquisitions of portfolio securities that: (a) meet the investment objectives and policies of the Fund, (b) are liquid and not subject to restrictions on resale, (c) have a value that is readily ascertainable via listings on or trading in a recognized United States or international exchange or market, and (d) are approved by the Fund's investment adviser.

SPECIMEN PRICE MAKE-UP

     Under the current distribution arrangements between the Fund and the Distributor, Class A shares of the Fund are sold at a maximum sales charge of 4%, Class C* shares are sold with a 1% sales charge and Class B and Class Z shares are sold at NAV. Using NAV at December 31, 1999, the maximum offering price of the Fund's shares is as follows:

CLASS A
  Net asset value and redemption price per Class A share....  $6.36
  Maximum sales charge (4.0% of offering price).............    .27
                                                              -----
  Maximum offering price to public..........................  $6.63
                                                              =====
CLASS B
  Net asset value, offering price and redemption price per
     Class B share*.........................................  $6.38
                                                              =====
CLASS C
  Net asset value per Class C share*........................  $6.38
  Sales charge (1% of offering price).......................    .06
                                                              -----
  Offering price to public..................................  $6.44
                                                              =====
CLASS Z
  Net asset value, redemption price and offering price per
     Class Z share..........................................  $6.38
                                                              =====

---------------
* Class B and Class C shares are subject to a contingent deferred sales charge on certain redemptions.

SELECTING A PURCHASE ALTERNATIVE

     The following is provided to assist investors in determining which method of purchase best suits their individual circumstances and is based on current fees and expenses being charged to the Fund:

     If you intend to hold your investment in the Fund for less than 4 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 4% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6-year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for more than 4 years, but less than 5 years, and do not qualify for a reduced sales charge on Class A shares, the sales charges and cumulative annual distribution-related fees would be approximately the same for Class A, Class B and Class C shares. However, you should consider purchasing Class B shares over Class A shares or Class C shares because all of your money would be invested initially in the case of Class B shares.

     If you intend to hold your investment for longer than 5 years, you should consider purchasing Class A shares over either Class B or Class C shares. This is because the maximum sales charge plus the cumulative annual distribution-related fee on Class A shares would be less than those of the Class B and Class C shares.

     If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

     If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 6 years in the case of Class B shares and for more than 5 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares plus, in the case of Class C shares, the 1% initial sales charge to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account for the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

REDUCTION AND WAIVER OF INITIAL SALES CHARGE -- CLASS A SHARES

     BENEFIT PLANS. Certain group retirement and savings plans may purchase Class A shares without the initial sales charge if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at
(800) 353-2847.

     OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through the Distributor or the Transfer Agent, by:

     - Officers of the Prudential mutual funds (including the Fund)

     - Employees of the Distributor, Prudential Securities, the Manager and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent

     - Employees of subadvisers of the Prudential mutual funds provided that purchases at NAV are permitted by such person's employer

     - Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries

     - Members of the Board of Directors of Prudential

     - Real estate brokers, agents and employees of real estate brokerage companies affiliated with The Prudential Real Estate Affiliates who maintain an account at Prudential Securities, Prusec or with the Transfer Agent

     - Registered representatives and employees of brokers who have entered into a selected dealer agreement with the Distributor provided that purchases at NAV are permitted by such person's employer

     - Investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that
       (1) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (2) the purchase is made with proceeds of a redemption of shares of any open-end non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (3) the financial adviser served as the client's broker on the previous purchase

     - Investors in Individual Retirement Accounts, provided the purchase is made in a directed rollover to such Individual Retirement Account or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential provides administrative or recordkeeping services and further provided that such purchase is made within 60 days of receipt of the Benefit Plan distribution

     - Orders placed by broker-dealers, investment advisers or financial planners who have entered into an agreement with the Distributor who place trades for their own accounts or the accounts of their clients and who charge a management, consulting or other fee for their services (for example, mutual fund "wrap" or asset allocation programs)

     - Orders placed by clients of broker-dealers, investment advisers or financial planners who place trades for customer accounts if the accounts are linked to the master account of such broker-dealer, investment adviser or financial planner and the broker-dealer, investment adviser or financial planner charges its clients a separate fee for its services (for example, mutual fund "supermarket programs").

     Broker-dealers, investment advisers or financial planners sponsoring fee-based programs (such as mutual fund "wrap" or asset allocation programs and mutual fund "supermarket" programs) may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

     For you to obtain any reduction or waiver of the initial sales charges at the time of the sale, you must either notify the Transfer Agent directly, or the Distributor must be notified by the broker facilitating the transaction that the sale qualifies for the reduced or waived sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charge is imposed upon Class A shares acquired upon the reinvestment of dividends and distributions.

     COMBINED PURCHASE AND CUMULATIVE PURCHASE PRIVILEGE. If an investor or eligible group of related investors purchases Class A shares of the Fund concurrently with Class A shares of other Prudential mutual funds, the purchases may be combined to take advantage of the reduced sales charge applicable to larger purchases. See "How to Buy, Sell and Exchange Shares of the Fund -- How to Buy Shares -- Reducing or Waiving Class A's Initial Sales Charge" in the Prospectus.

     An eligible group of related Fund investors includes any combination of the following:

     - An individual

     - The individual's spouse, their children and their parents

     - The individual's and spouse's Individual Retirement Account (IRA)

     - Any company controlled by the individual (a person, entity or group that holds 25% or more of the outstanding voting securities of a company will be deemed to control the company, and a partnership will be deemed to be controlled by each of its general partners)

     - A trust created by the individual, the beneficiaries of which are the individual, his or her spouse, parents or children

     - A Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account created by the individual or the individual's spouse

     - One or more employee benefit plans of a company controlled by an individual.

     In addition, an eligible group of related Fund investors may include an employer (or group of related employers) and one or more qualified retirement plans of such employer or employers (an employer controlling, controlled by or under common control with another employer is deemed related to that employer).

     The Transfer Agent, the Distributor or your broker must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. The Combined Purchase and Cumulative Purchase Privilege do not apply to individual participants in any retirement or group plans.

     LETTERS OF INTENT. Reduced sales charges also are available to investors (or an eligible group of related investors) who enter into a written Letter of Intent providing for the purchase, within a thirteen-month period, of shares of the Fund and shares of other Prudential mutual funds (Investment Letter of Intent). Retirement and group plans no longer qualify to purchase Class A shares at NAV by entering into a Letter of Intent.

     For purposes of the Investment Letter of Intent, all shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) which were previously purchased and are still owned are also included in determining the applicable reduction. However, the value of shares held directly with the Transfer Agent or its affiliates and through your broker will not be aggregated to determine the reduced sales charge.

     An Investment Letter of Intent permits a purchaser to establish a total investment goal to be achieved by any number of investments over a thirteen-month period. Each investment made during the period will receive the reduced sales charge applicable to the amount represented by the goal, as if it were a single investment. Escrowed Class A shares totaling 5% of the dollar amount of the Letter of Intent will be held by the Transfer Agent in the name of the purchaser. The effective date of an Investment Letter of Intent may be back-dated up to 90 days, in order that any investments made during this 90-day period, valued at the purchaser's cost, can be applied to the fulfillment of the Letter of Intent goal.

     The Investment Letter of Intent does not obligate the investor to purchase, nor the Fund to sell, the indicated amount. In the event the Letter of Intent goal is not achieved within the thirteen-month period, the purchaser is required to pay the difference between the sales charge otherwise applicable to the purchases made during this period and sales charge actually paid. Such payment may be made directly to the Distributor or, if not paid, the Distributor will liquidate sufficient escrowed shares to obtain such difference. Investors electing to purchase Class A shares of the Fund pursuant to a Letter of Intent should carefully read such Letter of Intent.

     The Distributor must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. Letters of Intent are not available to individual participants in any retirement or group plans.

CLASS B SHARES

     The offering price of Class B shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order in proper form by the Transfer Agent, your broker or the Distributor. Although there is no sales charge imposed at the time of purchase, redemptions of Class B shares may be subject to a CDSC. See "Sale of Shares -- Contingent Deferred Sales Charge" below.

     The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to brokers, financial advisers and other persons who sell Class B shares at the time of sale. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee.

CLASS C SHARES

     The offering price of Class C shares is the next determined NAV plus a 1% sales charge. In connection with the sale of Class C shares, the Distributor will pay, from its own resources, brokers, financial advisers and other persons which distribute Class C shares a sales commission of up to 2% of the purchase price at the time of the sale.

WAIVER OF INITIAL SALES CHARGE -- CLASS C SHARES

     BENEFIT PLANS. Certain group retirement plans may purchase Class C shares without the initial sales charge. For more information, call Prudential at (800) 353-2847.

     INVESTMENT OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT
COMPANIES. Investors may purchase Class C shares at NAV, without the initial sales charge, with the proceeds from the redemption of shares of any unaffiliated registered investment company which were not held through an account with any Prudential affiliate. Such purchases must be made within 60 days of the redemption. Investors eligible for this waiver include: (1) investors purchasing shares through an account at Prudential Securities; (2) investors purchasing shares through an ADVANTAGE Account or an Investor Account with Prusec; and (3) investors purchasing shares through other brokers. This waiver is not available to investors, who purchase shares directly from the Transfer Agent. You must notify the Transfer Agent directly or through your broker if you are entitled to this waiver and provide the Transfer Agent with such supporting documents as it may deem appropriate.

CLASS Z SHARES

     BENEFIT PLANS. Certain group retirement plans may Purchase Class Z shares if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

     MUTUAL FUND PROGRAMS. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes mutual funds as investment options and the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

     - Mutual fund "wrap" or asset allocation programs where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services

     - Mutual fund "supermarket" programs where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

     Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

     OTHER TYPES OF INVESTORS. Class Z shares also are available for purchase by the following categories of investors:

     - Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available investment option

     - Current and former Director/Trustees of the Prudential mutual funds (including the Fund)

     - Prudential, with an investment of $10 million or more.

     In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons which distribute shares a finder's fee from its own resources, based on a percentage of the net asset value of shares sold by such persons.

RIGHTS OF ACCUMULATION

     Reduced sales charges are also available through Rights of Accumulation, under which an investor or an eligible group of related investors, as described above under "Combined Purchase and Cumulative Purchase Privilege," may aggregate the value of their existing holdings of shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) to determine the reduced sales charge. Rights of accumulation may be applied across the classes of the Prudential mutual funds. However, the value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge. The value of existing holdings for purposes of determining the reduced sales charge is calculated using the maximum offering price (NAV plus maximum sales charge) as of the previous business day.

     The Distributor or the Transfer Agent must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. Rights of accumulation are not available to individual participants in any retirement or group plans.

SALE OF SHARES

     You can redeem your shares at any time for cash at the NAV next determined after the redemption request is received in proper form (in accordance with procedures established by the Transfer Agent in connection with investors' accounts) by the Transfer Agent, the Distributor or your broker. In certain cases, however, redemption proceeds will be reduced by the amount of any applicable CDSC, as described below. See "Contingent Deferred Sales Charge" below. If you are redeeming shares through a broker, your broker must receive the sell order before the Fund computes its NAV for that day (that is 4:15 P.M., New York time) in order to receive that day's NAV. Your broker will be responsible for furnishing all necessary documentation to the Distributor and may charge you for its services in connection with redeeming shares of the Fund.

     If you hold shares of the Fund through Prudential Securities, you must redeem the shares through Prudential Securities. Please contact your Prudential Securities financial adviser.

     If you hold shares in non-certificate form, a written request for redemption signed by you exactly as the account is registered is required. If you hold certificates, the certificates must be received by the Transfer Agent, the Distributor or broker in order for the redemption request to be processed. If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund

Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010, the Distributor, or to your broker.

     SIGNATURE GUARANTEE. If the proceeds of the redemption (1) exceed $100,000, (2) are to be paid to a person other than the record owner, (3) are to be sent to an address other than the address on the Transfer Agent's records, or
(4) are to be paid to a corporation, partnership, trust or fiduciary, and your shares are held directly with the Transfer Agent, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices. In the case of redemptions from a PruArray Plan, if the proceeds of the redemption are invested in another investment option of the plan in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

     Payment for shares presented for redemption will be made by check within seven days after receipt by the Transfer Agent, the Distributor or your broker of the certificate and/or written request, except as indicated below. If you hold shares through Prudential Securities, payment for shares presented for redemption will be credited to your account at your broker, unless you indicate otherwise. Such payment may be postponed or the right of redemption suspended at times (1) when the New York Stock Exchange is closed for other than customary weekends and holidays, (2) when trading on such Exchange is restricted, (3) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (4) during any other period when the Commission, by order, so permits; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (2), (3) or (4) exist.

     REDEMPTION IN KIND. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.

     INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any such involuntary redemption.

     90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the same Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a pro rata basis.) You must notify the Transfer Agent, either directly or through the Distributor or your broker, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charge" below. Exercise of the repurchase privilege will generally not affect federal tax treatment of any gain realized upon redemption. However, if the redemption was made within a 30 day period of the repurchase and if the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, may not be allowed for federal income tax purposes.

     CONTINGENT DEFERRED SALES CHARGE

     Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within 18 months of purchase (one year for Class C shares purchased before November 2, 1998) will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to the shareholder. The CDSC will be imposed on any redemption by a shareholder which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by the shareholder for shares during the preceding six years, in the case of Class B shares, and 18 months, in the case of Class C shares (one year for Class C shares purchased before November 2, 1998). A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor.

     The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund.

     The following tables sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                                           CONTINGENT DEFERRED SALES CHARGE
                                                              AS A PERCENTAGE OF DOLLARS
           YEARS SINCE PURCHASE PAYMENTS MADE              INVESTED OR REDEMPTION PROCEEDS
           ----------------------------------              --------------------------------
First....................................................                 5.0%
Second...................................................                 4.0%
Third....................................................                 3.0%
Fourth...................................................                 2.0%
Fifth....................................................                 1.0%
Sixth....................................................                 1.0%
Seventh and thereafter...................................                None

     In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in NAV above the total amount of payment for the purchase of Fund shares made during the preceding six years for Class B shares and 18 months for Class C shares (one year for Class C shares bought before November 2, 1998); then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

     For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

     For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

     WAIVER OF CONTINGENT DEFERRED SALES CHARGE -- CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy, at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

     The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. For more information, call Prudential at (800) 353-2847.

     Finally, the CDSC will be waived to the extent that the proceeds from shares redeemed are invested in Prudential mutual funds, The Guaranteed Investment Account, the Guaranteed Insulated Separate Account or units of The Stable Value Fund.

     SYSTEMATIC WITHDRAWAL PLAN. The CDSC will be waived (or reduced) in certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase or, for shares purchased prior to March 1, 1997, on March 1 of the current year. The CDSC will be waived (or reduced) on redemptions until this threshold 12% is reached.

     In addition, the CDSC will be waived on redemptions of shares held by Directors of the Fund.

     You must notify the Fund's Transfer Agent either directly or through your broker, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement.

     In connection with these waivers, the Transfer Agent will require you to submit the supporting documentation set forth below.

                CATEGORY OF WAIVER                                REQUIRED DOCUMENTATION
                ------------------                                ----------------------
Death                                               A copy of the shareholder's death certificate or,
                                                    in the case of a trust, a copy of the grantor's
                                                    death certificate, plus a copy of the trust
                                                    agreement identifying the grantor.
Disability -- An individual will be considered      A copy of the Social Security Administration award
  disabled if he or she is unable to engage in any  letter or a letter from a physician on the
  substantial gainful activity by reason of any     physician's letterhead stating that the
  medically determinable physical or mental         shareholder (or, in the case of a trust, the
  impairment which can be expected to result in     grantor (a copy of the trust agreement identifying
  death or to be of long-continued and indefinite   the grantor will be required as well)) is
  duration.                                         permanently disabled. The letter must also
                                                    indicate the date of disability.
Distribution from an IRA or 403(b) Custodial        A copy of the distribution form from the custodial
  Account                                           firm indicating (i) the date of birth of the
                                                    shareholder and (ii) that the shareholder is over
                                                    age 59 1/2 and is taking a normal distribution --
                                                    signed by the shareholder.
Distribution from Retirement Plan                   A letter signed by the plan administrator/trustee
                                                    indicating the reason for the distribution.
Excess Contributions                                A letter from the shareholder (for an IRA) or the
                                                    plan administrator/trustee on company letterhead
                                                    indicating the amount of the excess and whether or
                                                    not taxes have been paid.

     The Transfer Agent reserves the right to request such additional documents as it may deem appropriate.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE -- CLASS C SHARES

     BENEFIT PLANS. The CDSC will be waived for redemptions by certain group retirement plans for which Prudential or brokers not affiliated with Prudential provide administrative or recordkeeping services. The CDSC will also be waived for certain redemptions by benefit plans sponsored by Prudential and its affiliates. For more information, call Prudential at (800) 353-2847.

CONVERSION FEATURE -- CLASS B SHARES

     Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

     Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (1) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (2) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

     For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (that is, $1,000 divided by $2,100 (47.60%), multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

     Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share NAV of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted.

     For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year would not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

     The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (1) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (2) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

                         SHAREHOLDER INVESTMENT ACCOUNT

     Upon the initial purchase of Fund shares, a Shareholder Investment Account is established for each investor under which the shares are held for the investor by the Transfer Agent. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares and may be redeposited into the Account at any time. There is no charge to the investor for issuance of a certificate. The Fund makes available to its shareholders the following privileges and plans.

AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS

     For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at NAV per share. An investor may direct the Transfer Agent in writing not less than five
(5) full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. In the case of recently purchased shares for which registration instructions have not been received on the record date, cash payment will be made directly to the broker. Any shareholder who receives dividends or distributions in cash subsequently may reinvest any such dividend or distribution at NAV by returning the check or the proceeds to the Transfer Agent within 30 days after the payment date. Such reinvestment will be made at the NAV per share next determined after receipt of the check or proceeds by the Transfer Agent. Shares purchased with reinvested dividends and/or distributions will not be subject to any CDSC upon redemption.

EXCHANGE PRIVILEGE

     The Fund makes available to its shareholders the privilege of exchanging their shares of the Fund for shares of certain other Prudential mutual funds, including one or more specified money market funds, subject in each case to the minimum investment requirements of such funds. Shares of such other Prudential mutual funds may also be exchanged for shares of the Fund. All exchanges are made on the basis of the relative NAV next determined after receipt of an order in proper form. An exchange will be treated as a redemption and purchase for tax purposes. For retirement and group plans having a limited menu of Prudential mutual funds, the exchange privilege is available for those funds eligible for investment in the particular program.

     It is contemplated that the exchange privilege may be applicable to new mutual funds whose shares may be distributed by the Distributor.

     In order to exchange shares by telephone, you must authorize telephone exchanges on your initial application form or by written notice to the Transfer Agent and hold shares in non-certificate form. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, telephone calls will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. Neither the Fund nor its agents will be liable for any loss, liability or cost which results from acting upon instructions reasonably believed to be genuine under the foregoing procedures. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order.

     If you hold shares through Prudential Securities, you must exchange your shares by contacting your Prudential Securities financial adviser.

     If you hold certificates, the certificates must be returned in order for the shares to be exchanged.

     You may also exchange shares by mail by writing to the Fund's Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

     In periods of severe market or economic conditions the telephone exchange of shares may be difficult to implement and you should make exchanges by mail by writing to the Transfer Agent, at the address noted above.

     CLASS A. Shareholders of the Fund will be able to exchange their Class A shares for Class A shares of certain other Prudential mutual funds, shares of Prudential Government Securities Trust (Short-Intermediate Term Series) and shares of the money market funds specified below. No fee or sales load will be imposed upon the exchange. Shareholders of money market funds who acquired such shares upon exchange of Class A shares may use the exchange privilege only to acquire Class A shares, of the Prudential mutual funds participating in the Class A exchange privilege.

     The following money market funds participate in the Class A exchange privilege:

          Prudential California Municipal Fund
          (California Money Market Series)

        Prudential Government Securities Trust
          (Money Market Series)
          (U.S. Treasury Money Market Series)

        Prudential Municipal Series Fund
          (Connecticut Money Market Series)
          (Massachusetts Money Market Series)
          (New Jersey Money Market Series)
          (New York Money Market Series)

        Prudential MoneyMart Assets, Inc. (Class A shares)

        Prudential Tax-Free Money Fund, Inc.

     CLASS B AND CLASS C. Shareholders of the Fund may exchange their Class B and Class C shares of the Fund for Class B and Class C shares, respectively, of certain other Prudential mutual funds and shares of Prudential Special Money Market Fund, Inc. No CDSC may be payable upon such exchange, but a CDSC may be payable upon the redemption of Class B and Class C shares acquired as a result of the exchange. The applicable sales charge will be that imposed by the Fund in which shares were initially purchased and the purchase date will be deemed to be the first day of the month after the initial purchase, rather than the date of the exchange.

     Class B and Class C shares of the Fund may also be exchanged for shares of Prudential Special Money Market Fund, Inc. without imposition of any CDSC at the time of exchange. Upon subsequent redemption from such money market fund or after re-exchange into the Fund, such shares will be subject to the CDSC calculated by excluding the time such shares were held in the money market fund. In order to minimize the period of time in which shares are subject to a CDSC, shares exchanged out of the money market fund will be exchanged on the basis of their remaining holding periods, with the longest remaining holding periods being transferred first. In measuring the time period shares are held in a money market fund and "tolled" for purposes of calculating the CDSC holding period, exchanges are deemed to have been made on the last day of the month. Thus, if shares are exchanged into the Fund from a money market fund during the month (and are held in the Fund at the end of the month), the entire month will be included in the CDSC holding period. Conversely, if shares are exchanged into a money market fund prior to the last day of the month (and are held in the money market fund on the last day of the month), the entire month will be excluded from the CDSC holding period. For purposes of calculating the seven year holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded.

     At any time after acquiring shares of other funds participating in the Class B or Class C exchange privilege, a shareholder may again exchange those shares (and any reinvested dividends and distributions) for Class B or Class C shares of the Fund, respectively without subjecting such shares to any CDSC. Shares of any fund participating in the Class B or Class C exchange privilege that were acquired through reinvestment of dividends or distributions may be exchanged for Class B or Class C shares, respectively of other funds without being subject to any CDSC.

     CLASS Z. Class Z shares may be exchanged for Class Z shares of other Prudential mutual funds.

     SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV and for shareholders who qualify to purchase Class Z shares. Under this exchange privilege, amounts representing any Class B and Class C shares which are not subject to a CDSC held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise.

     Shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the NAV above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities, Prusec or another broker that they are eligible for this special exchange privilege.

     Participants in any fee-based program for which the Fund is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value.

     Additional details about the exchange privilege and prospectuses for each of the Prudential mutual funds are available from the Transfer Agent, the Distributor or your broker. The exchange privilege may be modified, terminated or suspended on sixty days' notice, and any fund, including the Fund, or the Distributor, has the right to reject any exchange application relating to such fund's shares.

DOLLAR COST AVERAGING

     Dollar cost averaging is a method of accumulating shares by investing a fixed amount of dollars in shares at set intervals. An investor buys more shares when the price is low and fewer shares when the price is high. The average cost per share is lower than it would be if a constant number of shares were bought at set intervals.

     Dollar cost averaging may be used, for example, to plan for retirement, to save for a major expenditure, such as the purchase of a home, or to finance a college education. The cost of a year's education at a four-year college today averages around $14,000 at a private college and around $6,000 at a public university. Assuming these costs increase at a rate of 7% a year, as has been projected, for the freshman class of 2011, the cost of four years at a private college could reach $210,000 and over $90,000 at a public university.(1)

     The following chart shows how much you would need in monthly investments to achieve specified lump sums to finance your investment goals.(2)

PERIOD OF
MONTHLY INVESTMENTS:                                          $100,000    $150,000    $200,000    $250,000
--------------------                                          --------    --------    --------    --------
25 Years....................................................   $  105      $  158      $  210      $  263
20 Years....................................................      170         255         340         424
15 Years....................................................      289         433         578         722
10 Years....................................................      547         820       1,093       1,366
 5 Years....................................................    1,361       2,041       2,721       3,402

     See "Automatic Investment Plan."
---------------
(1) Source information concerning the costs of education at public and private universities is available from The College Board Annual Survey of Colleges, 1993. Average costs for private institutions include tuition, fees, room and board for the 1993-1994 academic year.

(2) The chart assumes an effective rate of return of 8% (assuming monthly compounding). This example is for illustrative purposes only and is not intended to reflect the performance of an investment in shares of the Fund. The investment return and principal value of an investment will fluctuate so that an investor's shares when redeemed may be worth more or less than their original cost.

AUTOMATIC INVESTMENT PLAN (AIP)

     Under AIP, you may arrange to have a fixed amount automatically invested in shares of the Fund monthly by authorizing your bank account or brokerage account (including a Prudential Securities Command Account) to be debited to invest specified dollar amounts in shares of the Fund. Your bank must be a member of the Automatic Clearing House System. Share certificates are not issued to AIP participants.

     Further information about this program and an application form can be obtained from the Transfer Agent, the Distributor or your broker.

SYSTEMATIC WITHDRAWAL PLAN

     A systematic withdrawal plan is available to shareholders through the Transfer Agent, the Distributor or an investor's broker. Such withdrawal plan provides for monthly, quarterly, semi-annual or annual redemption checks in any amount, except as provided below, up to the value of the shares in the shareholder's account. Withdrawals of Class B or Class C shares may be subject to a CDSC.

     In the case of shares held through the Transfer Agent (1) a $10,000 minimum account value applies, (2) withdrawals may not be for less than $100 and (3) the shareholder must elect to have all dividends and/or distributions automatically reinvested in additional full and fractional shares at NAV on shares held under this plan.

     The Transfer Agent, the Distributor or your broker, acts as an agent for the shareholder in redeeming sufficient full and fractional shares to provide the amount of the systematic withdrawal payment. The systematic withdrawal plan may be terminated at any time, and the Distributor reserves the right to initiate a fee of up to $5 per withdrawal, upon 30 days' written notice to the shareholder.

     Withdrawal payments should not be considered as dividends, yield or income. If systematic withdrawals continuously exceed reinvested dividends and distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted.

     Furthermore, each withdrawal constitutes a redemption of shares, and any gain or loss realized must be recognized for federal income tax purposes. In addition, withdrawals made concurrently with purchases of additional shares are inadvisable because of the applicable sales charges to (1) the purchase of Class A and Class C shares and (2) the redemption of Class B and Class C shares. Each shareholder should consult his or her own tax adviser with regard to the tax consequences of the plan, particularly used in connection with a retirement plan.

TAX-DEFERRED RETIREMENT PLANS

     Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-deferred accounts" under
Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from the Distributor or the Transfer Agent.

     Investors who are considering the adoption of such a plan should consult with their own legal counsel or tax adviser with respect to the establishment and maintenance of any such plan.

TAX-DEFERRED RETIREMENT ACCOUNTS

     INDIVIDUAL RETIREMENT ACCOUNTS. An individual retirement account (IRA) permits the deferral of federal income tax on income earned in the account until the earnings are withdrawn. The following chart represents a comparison of the earnings in a personal savings account with those in an IRA, assuming a $2,000 annual contribution, and 8% rate of return and a 39.6% federal income tax bracket and shows how much more retirement income can accumulate within an IRA as opposed to a taxable individual savings account.

                          TAX-DEFERRED COMPOUNDING(1)

CONTRIBUTIONS                                                 PERSONAL
MADE OVER:                                                    SAVINGS       IRA
-------------                                                 --------    --------
  10 years..................................................  $ 26,165    $ 31,291
  15 years..................................................    44,675      58,649
  20 years..................................................    68,109      98,846
  25 years..................................................    97,780     157,909
  30 years..................................................   135,346     244,692

---------------
(1) The chart is for illustrative purposes only and does not represent the performance of the Fund or any specific investment. It shows taxable versus tax-deferred compounding for the periods and on the terms indicated. Earnings in a traditional IRA account will be subject to tax when withdrawn from the account. Distributions from a Roth IRA which meet the conditions required under the Internal Revenue Code will not be subject to tax upon withdrawal from the account.

MUTUAL FUND PROGRAMS

     From time to time, the Fund may be included in a mutual fund program with other Prudential mutual funds. Under such a program, a group of portfolios will be selected and thereafter marketed collectively. Typically, these programs are created with an investment theme, such as, to seek greater diversification, protection from interest rate movements or access to different management styles. In the event such a program is instituted, there may be a minimum investment requirement for the program as a whole. The Fund may waive or reduce the minimum initial investment requirements in connection with such a program.

     The mutual funds in the program may be purchased individually or as part of a program. Since the allocation of portfolios included in the program may not be appropriate for all investors, investors should consult their financial adviser concerning the appropriate blend of portfolios for them. If investors elect to purchase the individual mutual funds that constitute the program in an investment ratio different from that offered by the program, the standard minimum investment requirements for the individual mutual funds will apply.

                                NET ASSET VALUE

     The Fund's net asset value per share or NAV is determined by subtracting its liabilities from the value of its assets and dividing the remainder by the number of outstanding shares. NAV is calculated separately for each class. The Board of Directors has fixed the specific time of day for the computation of the Fund's NAV to be as of 4:15 P.M., New York time. The Fund will compute its NAV at 4:15 P.M., New York time, on each day the New York Stock Exchange is open for trading except days on which no orders to purchase, sell or redeem Fund shares have been received or on days on which changes in the value of the Fund's portfolio investments do not affect NAV. In the event the New York Stock Exchange closes early on any business day, the NAV of the Fund's shares will be determined at a time between such closing and 4:15 P.M., New York time. The New York Stock Exchange is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     Under the Investment Company Act, the Board of Directors is responsible for determining in good faith the fair value of securities of the Fund. In accordance with procedures adopted by the Board of Directors, the value of investments listed on a securities exchange and NASDAQ National Market System securities (other than options on stock and stock indexes) are valued at the last sale price of such exchange system on the day of valuation or, if there was no sale on such day, the mean between the last bid and asked prices on such day, or at the bid price on such day in the absence of an asked price. Corporate bonds (other than convertible debt securities) and U.S. government securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed by the Manager in consultation with the Subadviser to be over-the-counter, are valued on the basis of valuations provided by an independent pricing agent or principal market maker which used information with respect to transactions in bonds, quotations from bond dealers, agency ratings, market transactions in comparable securities and various relationships between securities in determining value. Convertible debt securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed by the Manager in consultation with the Subadviser to be over-the-counter, are valued at the mean between the last reported bid and asked prices provided by principal market makers. Options on stock and stock indexes traded on an exchange are valued at the mean between the most recently quoted bid and asked prices on the respective exchange and futures contracts and options thereon are valued at their last sale prices as of the close of trading on the applicable commodities exchange or board of trade or, if there was no sale on the applicable commodities exchange or board of trade on such day, at the mean between the most recently quoted bid and asked prices on such exchange or board of trade. Quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents at the current rate obtained from a recognized bank or dealer, and foreign currency forward contracts are valued at the current cost of covering or offsetting such contracts. Should an extraordinary event, which is likely to affect the value of the security, occur after the close of an exchange on which a portfolio security is traded, such security will be valued at fair value considering factors determined in good faith by the investment adviser under procedures established by and under the general supervision of the Fund's Board of Directors.

     Securities or other assets for which reliable market quotations are not readily available or for which the pricing agent or principal market maker does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Manager or Subadviser (or Valuation Committee or Board of Directors) does not represent fair value, are valued by the Valuation Committee or Board of Directors in consultation with the Manager or Subadviser, including its portfolio manager, traders, and its research and credit analysts, on the basis of the following factors: cost of the security, transactions in comparable securities, relationships among various securities and such other factors as may be determined by the Manager, Subadviser, Board of Directors or Valuation Committee to materially affect the value of the security. Short-term debt securities are valued at cost, with interest accrued or discount amortized to the date of maturity, if their original maturity was 60 days or less, unless this is determined by the Directors not to represent fair value. Short-term securities with remaining maturities of more than 60 days, for which market quotations are readily available, are valued at their current market quotations as supplied by an independent pricing agent or principal market maker.

     Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. The NAV of Class Z shares will generally be higher than the NAV of Class A, Class B or Class C shares as a result of the fact that the Class Z shares are not subject to any distribution or service fee. It is expected, however, that the NAV of the four classes will tend to converge immediately after the recording of dividends, if any, which will differ by approximately the amount of the distribution and/or service fee expense accrual differential among the classes.

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

     The Fund is qualified as, intends to remain qualified as, and has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. This relieves the Fund (but not its shareholders) from paying federal income tax on income and capital gains which are distributed to shareholders, and permits net capital gains of the Fund (that is, the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of the shareholders, regardless of how long shareholders have held their shares in the Fund. Net capital gains of the Fund which are available for distribution to shareholders will be computed by taking into account any capital loss carryforward of the Fund.

     Qualification of the Fund as a regulated investment company under the Internal Revenue Code requires, among other things, that (a) the Fund derive at least 90% of its annual gross income (without reduction for losses from the sale or other disposition of securities or foreign currencies) from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or options thereon or foreign currencies, or other income (including but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or currencies; (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund's assets is represented by cash, U.S. government securities and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. government securities); and (c) the Fund distribute to its shareholders at least 90% of its net investment income and net short-term capital gains (that is, the excess of net short-term capital gains over net long-term capital losses) in each year.

     Gains or losses on sales of securities by the Fund will generally be treated as long-term capital gains or losses if the securities have been held by it for more than one year, except in certain cases where the Fund acquires a put or writes a call thereon or otherwise holds an offsetting position with respect to the securities. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Fund on securities lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will generally realize short-term capital gain or loss. If securities are sold by the Fund pursuant to the exercise of a call option written by it, the Fund will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Certain of the Fund's transactions may be subject to wash sale, short sale, constructive sale, anti-conversion and straddle provisions of the Internal Revenue Code which may, among other things, require the Fund to defer recognition of losses. In addition, debt securities acquired by the Fund may be subject to original issue discount and market discount rules which, respectively, may cause the Fund to accrue income in advance of the receipt of cash with respect to interest or cause gains to be treated as ordinary income.

     Certain futures contracts and certain listed options (referred to as Section 1256 contracts) held by the Fund will be required to be "marked to market" for federal income tax purposes at the end of the Fund's taxable year; that is, treated as having been sold at their fair market value on the last day of the Fund's taxable year. Except with respect to certain foreign currency forward contracts, 60% of any gain or loss recognized on such deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss.

     Gain or loss on the sale, lapse or other termination of options on stock and on narrowly-based stock indexes will be capital gain or loss and will be long-term or short-term depending on the holding period of the option. In addition, positions which are part of a "straddle" will be subject to certain wash sale, short sale and constructive sale provisions of the Internal Revenue Code. In the case of a straddle, the Fund may be required to defer the recognition of losses on positions it holds to the extent of any unrecognized gain on offsetting positions held by the Fund.

     Gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or ordinary loss. Similarly, gains or losses on foreign currency forward contracts or dispositions of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition also are treated as ordinary gain or loss. These gains or losses, referred to under the Internal Revenue Code as "Section 988" gains or losses, increase or decrease the amount of the Fund's investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund's net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary dividend distributions, or distributions made before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, thereby reducing each shareholder's basis in his or her Fund shares.

     Shareholders electing to receive dividends and distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the NAV of a share of the Fund on the reinvestment date.

     Any dividends or distributions paid shortly after a purchase by an investor may have the effect of reducing the per share net asset value of the investor's shares by the per share amount of the dividends or distributions. Furthermore, such dividends or distributions, although in effect a return of capital, are subject to federal income taxes. In addition, dividends and capital gains distributions also may be subject to state and local income taxes. Therefore, prior to purchasing shares of the Fund, the investor should carefully consider the impact of dividends or capital gains distributions which are expected to be or have been announced.

     Any loss realized on a sale, redemption or exchange of shares of the Fund by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of shares. Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

     A shareholder who acquires shares of the Fund and sells or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include certain sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of the Fund.

     Dividends of net investment income and distributions of net short-term capital gains paid to a shareholder (including a shareholder acting as a nominee or fiduciary) who is a nonresident alien individual, a foreign corporation or a foreign partnership (foreign shareholder) are subject to a 30% (or lower treaty rate) withholding tax upon the gross amount of the dividends unless the dividends are effectively connected with a U.S. trade or business conducted by the foreign shareholder. Net capital gain distributions paid to a foreign shareholder are generally not subject to withholding tax. A foreign shareholder will, however, be required to pay U.S. income tax on any dividends and capital gain distributions which are effectively connected with a U.S. trade or business of the foreign shareholder. Foreign shareholders are advised to consult their own tax advisers with respect to particular tax consequences to them of an investment in the Fund.

     Dividends received by corporate shareholders are eligible for a dividends-received deduction of 70% to the extent the Fund's income is derived from qualified dividends received by the Fund from domestic corporations. Dividends attributable to foreign corporations, interest income, capital and currency gain, gain or loss from Section 1256 contracts (described above) and income from certain other sources will not constitute qualified dividends. Individual shareholders are not eligible for the dividends-received deduction.

     The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class Z shares as a result of the higher distribution-related fee applicable to the Class B and Class C shares and lower on Class A shares in relation to Class Z shares. The per share distributions of net capital gains, if any, will be paid in the same amount for Class A, Class B, Class C and Class Z shares. See "Net Asset Value."

     The Fund is required to distribute 98% of its ordinary income in the same calendar year in which it is earned. The Fund is also required to distribute during the calendar year 98% of the capital gain net income it earned during the twelve months ending in October 31 of such calendar year. In addition, the Fund must distribute during the calendar year all undistributed ordinary income and undistributed capital gain net income from the prior year or the twelve-month period ending on October 31 of such prior calendar year, respectively. To the extent it does not meet these distribution requirements, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amount. For purposes of this excise tax, income on which the Fund pays income tax is treated as distributed.

     The Fund may, from time to time, invest in Passive Foreign Investment Companies (PFICs). A PFIC is a foreign corporation that, in general, meets either of the following tests: (a) at least 75% of its gross income is passive or (b) an average of at least 50% of its assets produce, or are held for the production of, passive income. If the Fund acquires and holds stock in a PFIC beyond the end of the year of its acquisition, the Fund will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain from disposition of the stock (collectively, PFIC income), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders. The Fund may make a "mark-to-market" election with respect to any marketable stock it holds of a PFIC. If the election is in effect, at the end of the Fund's taxable year the Fund will recognize the amount of gains, if any, as ordinary income with respect to PFIC stock. No loss will be recognized on PFIC stock, except to the extent of gains recognized in prior years. Alternatively, the Fund, if it meets certain requirements, may elect to treat any PFIC in which it invests as a "qualified electing fund," in which case, in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain, even if they are not distributed to the Fund; those amounts would be subject to the distribution requirements applicable to the Fund described above.

     Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Income tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine in advance the effective rate of foreign tax to which the Fund will be subject, since the amount of the Fund's assets to be invested in various countries will vary. The Fund does not expect to pass through to its shareholders any foreign income taxes paid.

     Shareholders are advised to consult their own tax advisers with respect to the federal, state and local tax consequences resulting from their investment in the Fund.

                            PERFORMANCE INFORMATION

     AVERAGE ANNUAL TOTAL RETURN. The Fund may from time to time advertise its average annual total return. Average annual total return is determined separately for Class A, Class B, Class C and Class Z shares.

     Average annual total return is computed according to the following formula:

                                P(1+T)(n) = ERV

Where:  P    =    a hypothetical initial payment of $1,000.
        T    =    average annual total return.
        n    =    number of years.

        ERV = ending redeemable value at the end of the 1, 5 or 10 year periods
              (or fractional portion thereof) of a = hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods.

     Average annual total return takes into account any applicable initial or contingent deferred sales charges but does not take into account any federal or state income taxes that may be payable upon redemption.

     Below are the average annual total returns for the Fund's share classes for the periods ended December 31, 1999.

                                                                                             SINCE
                                                       1 YEAR    5 YEARS    10 YEARS       INCEPTION
                                                       ------    -------    --------    ----------------
Class A..............................................  (8.10)%    7.97%       7.30%     7.47%  (7-31-87)
Class B..............................................  (9.76)      N/A         N/A      4.07   (1-15-96)
Class C..............................................  (6.71)      N/A         N/A      4.25   (1-15-96)
Class Z..............................................  (4.14)      N/A         N/A      3.08   (3-17-97)

     Before January 15, 1996, the Fund was a closed-end investment company.

     AGGREGATE TOTAL RETURN. The Fund may also advertise its aggregate total return. Aggregate total return is determined separately for Class A, Class B, Class C and Class Z shares.

     Aggregate total return represents the cumulative change in the value of an investment in the Fund and is computed according to the following formula:

                                     ERV-P
                                  -----------
                                       P

Where: P    = a hypothetical initial payment of $1,000.
       ERV = ending redeemable value at the end of the 1, 5 or 10 year periods
             (or fractional portion thereof) of a = hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods.

     Aggregate total return does not take into account any federal or state income taxes that may be payable upon redemption or any applicable initial or contingent deferred sales charges.

     Below are the aggregate total returns for the Fund's share classes for the periods ended December 31, 1999.

                                                                                            SINCE
                                                     1 YEAR    5 YEARS    10 YEARS        INCEPTION
                                                     ------    -------    --------    ------------------
Class A............................................  (4.27)%    52.85%     110.80%    154.70%  (7-31-87)
Class B............................................  (4.76)       N/A         N/A      19.10   (1-15-96)
Class C............................................  (4.76)       N/A         N/A      19.10   (1-15-96)
Class Z............................................  (4.14)       N/A         N/A       8.84   (3-17-97)

     YIELD. The Fund may from time to time advertise its yield as calculated over a 30-day period. Yield is calculated separately for Class A, Class B, Class C and Class Z shares. The yield will be computed by dividing the Fund's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. Yield is calculated according to the following formula:

                                a - b
                    YIELD = 2[( ----- +1)(6) - 1]
                                 cd

Where: a = dividends and interest earned during the period.
       b = expenses accrued for the period (net of reimbursements).
       c = the average daily number of shares outstanding during the period that were entitled to receive dividends.
         d = the maximum offering price per share on the last day of the period.

     Yield fluctuates and an annualized yield quotation is not a representation by the Fund as to what an investment in the Fund will actually yield for any given period.

     The Fund's 30-day yields for the 30 days ended December 31, 1999, were 5.22%, 4.95%, 4.90% and 5.71% for Class A, Class B, Class C and Class Z shares, respectively.

     ADVERTISING. Advertising materials for the Fund may include biographical information relating to its portfolio manager(s), and may include or refer to commentary by the Fund's manager(s) concerning investment style, investment discipline, asset growth, current or past business experience, business capabilities, political, economic or financial conditions and other matters of general interest to investors. Advertising materials for the Fund also may include mention of The Prudential Insurance Company of America, its affiliates and subsidiaries, and reference the assets, products and services of those entities.

     From time to time, advertising materials for the Fund may include information concerning retirement and investing for retirement, may refer to the approximate number of Fund shareholders and may refer to Lipper rankings or Morningstar ratings, other related analysis supporting those ratings, other industry publications, business periodicals and market indexes. In addition, advertising materials may reference studies or analyses performed by the Manager or its affiliates. Advertising materials for sector funds, funds that focus on market capitalizations, index funds and international/global funds may discuss the potential benefits and risks of that investment style. Advertising materials for fixed-income funds may discuss the benefits and risks of investing in the bond market including discussions of credit quality, duration and maturity.

     Set forth below is a chart which compares the performance of different types of investments over the long term and the rate of inflation.(1)

                             PERFORMANCE COMPARISON
                             OF DIFFERENT TYPES OF
                             INVESTMENTS OVER THE
                             LONG TERM (12/31/1925 - 12/31/1999)

                             Common Stocks             11.4%
                             Long Term Gov't. Bonds     5.1%
                             Inflation                  3.1%

---------------

1 Source: Ibbotson Associates. Used with permission. All rights reserved. Common stock returns are based on the Standard & Poor's 500 Composite Stock Price Index, a market-weighted, unmanaged index of 500 common stocks in a variety of industry sectors. It is a commonly used indicator of broad stock price movements. This chart is for illustrative purposes only, and is not intended to represent the performance of any particular investment or fund. Investors cannot invest directly in an index. Past performance is not a guarantee of future results.

Portfolio of Investments as
of December 31, 1999              PRUDENTIAL INTERNATIONAL BOND FUND, INC.
------------------------------------------------------------

Principal
Amount                                               US$
(000)                     Description           Value (Note 1)
------------------------------------------------------------
LONG-TERM INVESTMENTS--82.9%
------------------------------------------------------------
Australia--4.6%
 A$     1,865     Commonwealth of Australia,
                    9.75%, 3/15/02                   $ 1,305,488
        2,960     New South Wales Treasury
                    Corporation,
                    6.50%, 5/1/06                      1,866,720
                                                     -----------
                                                       3,172,208
------------------------------------------------------------
Canada--3.0%
 C$     2,000     British Columbia Provincial Bond,
                    6.00%, 6/9/08                      1,324,320
        1,040     Province of Quebec,
                    6.50%, 10/1/07                       709,669
                                                     -----------
                                                       2,033,989
------------------------------------------------------------
Denmark--4.5%
                  Danish Government Bonds,
 DKr   10,500     7.00%, 12/15/04                      1,525,889
       10,215     8.00%, 3/15/06                       1,564,044
                                                     -----------
                                                       3,089,933
------------------------------------------------------------
Eurobonds--23.2%
  EURO    700     Bank of Scotland Treasury
                    Services PLC (United Kingdom),
                    5.50%, 7/27/09                       662,214
          140     Esat Telecom Group PLC (United
                    Kingdom),
                    11.875%, 11/1/09                     160,441
                  German Government Bonds,
          690     5.00%, 8/20/01                         704,946
        1,265     6.00%, 1/15/06                       1,335,142
          155     5.38%, 1/4/10                          156,482
        4,000     6.25%, 1/4/24                        4,177,416
  EURO    450     Global Telesystems (Netherlands),
                    10.50%, 12/1/06                  $   454,075
                  Kingdom of Spain,
          577     3.00%, 1/31/03                         552,546
        2,990     3.25%, 1/31/05                       2,763,766
                  Republic of Italy,
          510     3.00%, 6/15/02                         496,204
         2025     4.50%, 5/1/09                        1,895,268
          930     6.50%, 11/1/27                         970,780
          360     Staples Inc. (United Kingdom),
                    5.875%, 11/15/04                     357,015
        1,135     Treuhandanstalt (Germany),
                    6.88%, 6/11/03                     1,219,683
                                                     -----------
                                                      15,905,978
------------------------------------------------------------
Hungary--0.5%
  HUF  80,000     Hungarian Government Bonds,
                    15.00%, 7/24/01                      329,475
------------------------------------------------------------
Japan--2.1%
 Y    128,600     Japanese Government Bond,
                    4.20%, 3/20/03                     1,400,769
------------------------------------------------------------
New Zealand--2.7%
 NZ$    3,500     Federal National Mortgage
                    Association,
                    7.25%, 6/20/02                     1,819,210
------------------------------------------------------------
Russia
  RUB   4,500     European Bank of Reconstruction
                    Development,
                    Zero Coupon, 5/28/02                  40,018
------------------------------------------------------------
South Africa--1.0%
 ZAR    4,250     South African Government Bonds,
                    13.00%, 8/31/10                      663,885

--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-56

Portfolio of Investments as
of December 31, 1999              PRUDENTIAL INTERNATIONAL BOND FUND, INC.
------------------------------------------------------------

Principal
Amount                                               US$
(000)                     Description           Value (Note 1)
------------------------------------------------------------
Sweden--3.7%
                  Swedish Government Bond,
 SEK    6,400     5.00%, 1/15/04                     $   743,488
       15,000     6.00%, 2/9/05                        1,807,031
                                                     -----------
                                                       2,550,519
------------------------------------------------------------
United Kingdom--4.6%
 BP     2,025     United Kingdom Treasury Bond,
                    5.00%, 6/7/04                      3,132,275
------------------------------------------------------------
United States--33.0%
Corporate Bonds--2.5%
  US$     650     General Motors Acceptance Corp.,
                    5.75%, 11/10/03                      618,904
          850     Household Finance Corporation,
                    6.40%, 6/17/08                       785,791
          300     Philippine Long Distance
                    Telephone Company,
                    10.50%, 4/15/09                      303,000
                                                     -----------
                                                       1,707,695
------------------------------------------------------------
Sovereign Bonds--10.3%
          400     Kingdom of Jordan,
                    6.00%, 12/23/23                      266,344
          900     Ministry of Finance (Russia),
                    10.00%, 6/26/07                      572,625
          500     Oman Sultante (India),
                    7.125%, 3/20/02                      494,063
          440     Republic of Argentina FRN,
                    6.8125%, 3/31/05, Ser. L             400,400
        1,588     Republic of Brazil,
                    5.00%, 4/15/14                     1,192,703
          277     Republic of Brazil, FRN,
                    6.50%, 1/1/01                        273,983
          750     Republic of Bulgaria,
                    2.75%, 7/28/12                       540,000
          500     Republic of Colombia,
                    7.25%, 2/23/04                       450,000
          865     Republic of Croatia, FRN,
                    6.45625%, 7/31/06                    801,614
          400     Republic of Lithuania,
                    7.125%, 7/22/02                      382,000
  US$     600     Republic of Panama,
                    7.875%, 2/13/02                  $   577,500
          700     Republic of Peru,
                    4.50%, 3/7/17                        484,750
          762     Republic of Venezuela,
                    7.00%, 12/18/07                      598,091
                                                     -----------
                                                       7,034,073
------------------------------------------------------------
Foreign Government Bonds--1.3%
          900     Province of Ontario
                    6.00%, 2/21/06                       855,450
------------------------------------------------------------
Supranational Bonds--3.9%
          300     Chonhung Bank,
                    11.0725%, 1/7/05                     305,250
          400     Embotelladora Andina SA,
                    7.875%, 10/1/97                      307,562
        2,000     Nuevo Grupo Iusacell SA,
                    14.25%, 12/1/06                    2,085,000
                                                     -----------
                                                       2,697,812
------------------------------------------------------------
U.S. Government Obligations--15.0%
                  United States Treasury Bonds,
          570     6.625%, 2/15/27                        564,921
                  United States Treasury Notes,
        1,570     5.00%, 4/30/01                       1,546,937
          600     5.875%, 11/15/05                       582,468
        4,000     6.25%, 2/15/07                       3,935,640
        1,185     6.125%, 8/15/07                      1,155,375
        2,570     6.00%, 8/15/09                       2,489,688
                                                     -----------
                                                      10,275,029
                                                     -----------
                                                      22,570,059
                                                     -----------
                  Total long-term investments
                    (cost US$60,393,864)              56,708,318
                                                     -----------
SHORT-TERM INVESTMENTS--15.4%
------------------------------------------------------------
Germany--2.6%
  DM    3,000     Republic of Colombia,
                    7.25%, 12/21/00                    1,562,461
          400     Union Bank Of Estonia,
                    3.49%, 6/16/00                       205,214
                                                     -----------
                                                       1,767,675

--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-57

PRUDENTIAL INTERNATIONAL BOND FUND, INC.
Portfolio of Investments as of December 31, 1999
------------------------------------------------------------

Principal
Amount                                               US$
(000)                     Description           Value (Note 1)
  ------------------------------------------------------------
Hungary--2.2%
                  Hungarian Government Bonds,
  HUF 150,000     16.00%, 4/12/00                    $   598,378
      225,000     15.50%, 7/24/00                        902,139
                                                     -----------
                                                       1,500,517
------------------------------------------------------------
Poland--1.3%
                  Poland Treasury Bills,
 PLZ    1,500     16.14%(a), 3/22/00                     349,392
        2,400     16.34%(a), 6/23/00                     537,695
                                                     -----------
                                                         887,087
------------------------------------------------------------
Russia
  RUB   2,700     European Bank of Reconstruction
                    Development,
                    31.00%, 5/5/00                        80,363
------------------------------------------------------------
United States--9.3%
Supranational Bonds--6.0%
 US$    4,100     Corporacion Andina de Formento,
                    7.375%, 7/21/00                    4,108,979
------------------------------------------------------------
Repurchase Agreement--3.3%
        2,242     Joint Repurchase Agreement
                    Account,
                    2.83%, 1/3/00 (Note 5)             2,242,000
                                                     -----------
                                                       6,350,979
                                                     -----------
                  Total short-term investments
                    (cost US$11,516,976)              10,586,621
                                                     -----------
------------------------------------------------------------
Total Investments--98.3%
                  (cost $71,910,840; Note 4)          67,294,939
                  Other assets in excess of
                    liabilities--1.7%                  1,139,557
                                                     -----------
                  Net Assets--100%                   $68,434,496
                                                     -----------
                                                     -----------

---------------
Portfolio securities are classified according to the security's currency denomination.
(a) Percentages quoted represent yield-to-maturity as of purchase date.
FRN--Floating Rate Note.
--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-58

Statement of Assets and Liabilities PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

Assets                                                                                                      December 31, 1999
Investments, at value (cost $71,910,840)................................................................         $67,294,939
Foreign currency, at value (cost $201,186)..............................................................             203,647
Cash....................................................................................................               3,373
Interest receivable.....................................................................................           1,456,295
Forward currency contracts-amount receivable from counterparties........................................             423,049
Receivable for investments sold.........................................................................              25,141
Other assets............................................................................................               3,198
                                                                                                              -----------------
   Total assets.........................................................................................          69,409,642
                                                                                                              -----------------
Liabilities
Forward currency contracts-amount payable to counterparties.............................................             347,261
Accrued expenses and other liabilities..................................................................             327,514
Payable for Fund shares reacquired......................................................................             228,445
Management fee payable..................................................................................              44,203
Distribution fee payable................................................................................              14,913
Dividends payable.......................................................................................              12,810
                                                                                                              -----------------
   Total liabilities....................................................................................             975,146
                                                                                                              -----------------
Net Assets..............................................................................................         $68,434,496
                                                                                                              -----------------
                                                                                                              -----------------
Net assets were comprised of:
   Common stock, at par.................................................................................         $   107,595
   Paid-in capital in excess of par.....................................................................          74,763,757
                                                                                                              -----------------
                                                                                                                  74,871,352
   Accumulated net realized loss on investments.........................................................          (1,868,281)
   Net unrealized depreciation on investments and foreign currencies....................................          (4,568,575)
                                                                                                              -----------------
Net assets, December 31, 1999...........................................................................         $68,434,496
                                                                                                              -----------------
                                                                                                              -----------------
Class A:
   Net asset value and redemption price per share
      ($63,343,235 / 9,961,041 shares of common stock issued and outstanding)...........................               $6.36
   Maximum sales charge (4% of offering price)..........................................................                 .27
                                                                                                              -----------------
   Maximum offering price to public.....................................................................               $6.63
                                                                                                              -----------------
                                                                                                              -----------------
Class B:
   Net asset value, offering price and redemption price per share
      ($1,763,992 / 276,609 shares of common stock issued and outstanding)..............................               $6.38
                                                                                                              -----------------
                                                                                                              -----------------
Class C:
   Net asset value and redemption price per share
      ($247,648 / 38,834 shares of common stock issued and outstanding).................................               $6.38
   Sales charge (1% of offering price)..................................................................                 .06
                                                                                                              -----------------
   Offering price to public.............................................................................               $6.44
                                                                                                              -----------------
                                                                                                              -----------------
Class Z:
   Net asset value, offering price and redemption price per share
      ($3,079,621 / 483,032 shares of common stock issued and outstanding)..............................               $6.38
                                                                                                              -----------------
                                                                                                              -----------------

--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-59

PRUDENTIAL INTERNATIONAL BOND FUND, INC.
Statement of Operations
------------------------------------------------------------

                                                  Year Ended
Net Investment Income                          December 31, 1999
Income
   Interest and discount earned (net of
      foreign withholding taxes of
      $7,560)...............................      $ 5,874,926
                                               -----------------
Expenses
   Management fee...........................          577,058
   Distribution fee--Class A................          181,033
   Distribution fee--Class B................           11,700
   Distribution fee--Class C................            1,863
   Transfer agent's fees and expenses.......          205,000
   Custodian's fees and expenses............          192,000
   Reports to shareholders..................          115,000
   Legal fees and expenses..................           65,000
   Audit fees and expenses..................           36,000
   Registration fees........................           30,000
   Directors' fees and expenses.............           15,000
   Miscellaneous............................            4,723
                                               -----------------
      Total expenses........................        1,434,377
                                               -----------------
Net investment income.......................        4,440,549
                                               -----------------
Realized  and  Unrealized  Gain  (Loss)  on  Investments  and  Foreign  Currency
Transactions Net realized gain (loss) on:
   Investment transactions..................         (568,162)
   Foreign currency transactions............       (2,932,657)
                                               -----------------
                                                   (3,500,819)
                                               -----------------
Net change in unrealized appreciation (depreciation) on:
   Investments..............................       (4,464,832)
   Foreign currencies.......................          (35,706)
                                               -----------------
                                                   (4,500,538)
                                               -----------------
Net loss on investments and foreign
   currencies...............................       (8,001,357)
                                               -----------------
Net Decrease in Net Assets
Resulting from Operations...................      $(3,560,808)
                                               -----------------
                                               -----------------

PRUDENTIAL INTERNATIONAL BOND FUND, INC.
Statement of Changes in Net Assets
------------------------------------------------------------

Increase (Decrease)                   Year Ended December 31,
in Net Assets                           1999            1998
Operations
   Net investment income..........  $  4,440,549    $  5,610,162
   Net realized gain (loss) on
      investment and foreign
      currency transactions.......    (3,500,819)        471,049
   Net change in unrealized
      appreciation (depreciation)
      on investments and foreign
      currencies..................    (4,500,538)      1,033,608
                                    ------------    ------------
   Net increase (decrease) in net
      assets resulting from
      operations..................    (3,560,808)      7,114,819
                                    ------------    ------------
Dividends and distributions (Note
   1)
   Dividends from net investment
      income
      Class A.....................    (2,402,993)     (3,147,035)
      Class B.....................       (43,976)        (24,528)
      Class C.....................        (6,974)         (3,873)
      Class Z.....................       (97,964)        (51,961)
                                    ------------    ------------
                                      (2,551,907)     (3,227,397)
                                    ------------    ------------
   Distributions in excess of net
      investment income
      Class A.....................            --      (2,100,081)
      Class B.....................            --         (16,368)
      Class C.....................            --          (2,584)
      Class Z.....................            --         (34,675)
                                    ------------    ------------
                                              --      (2,153,708)
                                    ------------    ------------
   Distributions from net realized
      gains
      Class A.....................      (946,356)       (575,748)
      Class B.....................       (18,501)         (4,487)
      Class C.....................        (3,103)           (709)
      Class Z.....................       (31,869)         (9,506)
                                    ------------    ------------
                                        (999,829)       (590,450)
                                    ------------    ------------
   Tax return of capital
      distributions
      Class A.....................    (2,195,215)             --
      Class B.....................       (47,298)             --
      Class C.....................        (7,507)             --
      Class Z.....................       (83,223)             --
                                    ------------    ------------
                                      (2,333,243)             --
                                    ------------    ------------
Fund share transactions (net of
   share conversions) (Note 6)
   Net proceeds from shares
      sold........................     6,001,617       6,408,174
   Net asset value of shares
      issued in reinvestment of
      dividends and
      distributions...............     2,006,537       1,664,187
   Cost of shares reacquired......   (17,864,198)    (19,079,029)
                                    ------------    ------------
   Net decrease in net assets from
      Fund share transactions.....    (9,856,044)    (11,006,668)
                                    ------------    ------------
Total decrease....................   (19,301,831)     (9,863,404)
Net Assets
Beginning of year.................    87,736,327      97,599,731
                                    ------------    ------------
End of year.......................  $ 68,434,496    $ 87,736,327
                                    ------------    ------------
                                    ------------    ------------

--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-60

Notes to Financial Statements           PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------
Prudential International Bond Fund, Inc., (the 'Fund'), is an open-end, nondiversified, management investment company whose investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund invests primarily in debt securities of issuers located in at least three countries, excluding the United States (except in periods of weakness). The Fund invests in foreign debt securities issued by foreign corporate issuers as well as securities issued or guaranteed by foreign governments, semi-governmental entities, governmental agencies, supernational entities and other governmental entities. The bonds are primarily of investment grade, i.e., bonds rated within the four highest quality grades as determined by Moody's Investor's Service or Standard & Poor's Rating's Group, or in unrated securities of equivalent quality. In addition, the Fund is permitted to invest up to 15% of the it's total assets in bonds rated below investment grade with a minimum rating of B, or in unrated securities of equivalent quality. The ability of issuers of debt securities held by the Fund to meet their obligations may be affected by economic and political developments in a specific country or region.
------------------------------------------------------------
Note 1. Accounting Policies
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.
Securities Valuation: In valuing the Fund's assets, quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents at the then current currency value. Portfolio securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued on the basis of valuations provided by an independent pricing agent or principal market maker. Any security for which the primary market is on an exchange or NASDAQ National Market System securities are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, at the mean between the last bid and asked prices on such day or at the last bid price on such day in the absence of an asked price. Forward currency contracts are valued at the current cost of covering or offsetting the contract on the day of valuation. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.
Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.
All securities are valued as of 4:15 p.m., New York time.
In connection with transactions in repurchase agreements with U.S. financial institutions, it is the Fund's policy that its custodian or designated subcustodians under triparty repurchase agreements, as the case may be, take possession of the underlying collateral securities, the value of which exceeds the principal amount of the repurchase transaction including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.
Foreign Currency Translation: The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:
(i) market value of investment securities, other assets and liabilities--at the current rates of exchange.
(ii) purchases and sales of investment securities, income and expenses--at the rates of exchange prevailing on the respective dates of such transactions. Although the net assets of the Fund are presented at the foreign exchange rates and market values at the close of the year, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at year-end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of long-term debt securities sold during the year. Accordingly, such realized foreign currency gains and losses are included in the reported net realized gains on investment transactions.
Net realized gains or losses on foreign currency transactions represent net foreign exchange gains or losses from sales and maturities of short-term securities and forward currency contracts, disposition of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of interest, discount, and foreign taxes recorded on the Fund's books and the U.S. dollar equivalent amounts actually received or paid. Net currency gains (losses) from valuing foreign currency denominated assets (excluding investments) and liabilities at year-end exchange rates are
--------------------------------------------------------------------------------
                                       B-61

Notes to Financial Statements           PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------
reflected as a component of net unrealized appreciation or depreciation on investments and foreign currencies.
Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. companies as a result of, among other factors, the possibility of political or economic instability and the level of governmental supervision and regulation of foreign securities markets.
Forward Currency Contracts: A forward currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The Fund enters into forward currency contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings or on specific receivables and payables denominated in a foreign currency. The contracts are valued daily at current exchange rates and any unrealized gain or loss is included in net unrealized appreciation or depreciation on investments and foreign currencies. Gain or loss is realized on the settlement date of the contract equal to the difference between the settlement value of the original and renegotiated forward contracts. This gain or loss, if any, is included in net realized gain (loss) on foreign currency transactions. Risks may arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts. Security Transactions and Net Investment Income: Security transactions are recorded on the trade date. Realized and unrealized gains and losses from security and currency transactions are calculated on the identified cost basis. Interest income, which is comprised of three elements: stated coupon, original issue discount and market discount, is recorded on the accrual basis. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.
Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day. Dividends and Distributions: The Fund declares daily and pays dividends from book basis net investment income monthly and makes distributions at least annually of any net capital gains. Dividends and distributions are recorded on the ex-dividend date.
Income distributions and capital gain distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions.
Taxes: It is the Fund's policy to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.
Withholding taxes on foreign interest have been provided for in accordance with the Fund's understanding of the applicable country's tax rules and rates. Reclassification of Capital Accounts: The Fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to decrease undistributed net investment income and decrease accumulated net realized loss on investments by $1,888,642. This was primarily the result of net foreign currency losses for the year ended December 31, 1999. Net investment income, net realized gains and net assets were not affected by this change.
------------------------------------------------------------
Note 2. Agreements
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'); PIC, through an agreement with PRICOA Asset Management Ltd. ('PRICOA'), furnishes investment advisory services in connection with the management of the Fund. PIFM pays for the cost of the subadviser's services, compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses. The management fee paid PIFM is computed daily and payable monthly at an annual rate of .75 of 1% of the Fund's average daily net assets up to $1 billion and
 .70 of 1% of such assets in excess of $1 billion.
The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'). The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to plans of distribution (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly. No distribution or service fees are paid to PIMS as distributor of the Class Z shares of the Fund.
--------------------------------------------------------------------------------
                                       B-62

Notes to Financial Statements           PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------
Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, 1% and 1% of the average daily net assets of the Class A, B and C shares respectively. Such expenses under the Plans were .25 of 1%, .75 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the year ended December 31, 1999.
PIMS has advised the Fund that it has received approximately $9,500 in front-end sales charges resulting from sales of Class A shares and $1,200 from sales of Class C shares during the year ended December 31, 1999. From these fees, PIMS paid such sales charges to dealers, which in turn paid commissions to salespersons and incurred other distribution costs. PIMS has advised the Fund that for the year ended December 31, 1999, it received approximately $3,700 and $100 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders, respectively. PIFM, PIC, PIMS and PRICOA are indirect, wholly owned subsidiaries of The Prudential Insurance Company of America ('Prudential'). As of March 11, 1999, the Fund, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any such borrowings outstanding will be at market rates. The Funds pay a commitment fee at an annual rate of .065 of 1% on the unused portion of the credit facility, which is accrued and paid quarterly on a pro rata basis by the Funds. The SCA expires on March 9, 2000. Prior to March 11, 1999, the Funds had a credit agreement with a maximum commitment of $200,000,000. The commitment fee was .055 of 1% on the unused portion of the credit facility. The Fund did not borrow any amounts pursuant to either agreement during the year ended December 31, 1999. The purpose of the agreements is to serve as an alternative source of funding for capital share redemptions.
------------------------------------------------------------
Note 3. Other Transactions with Affiliates
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended December 31, 1999, the Fund incurred fees of approximately $176,000 for the services of PMFS. As of December 31, 1999, approximately $14,400 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates. Note 4. Portfolio Securities Purchases and sales of investment securities, other than short-term investments, for the year ended December 31, 1999 aggregated $77,364,574 and $86,692,322, respectively. At December 31, 1999, the Fund had outstanding forward currency contracts to purchase and sell foreign currencies, as follows:

                       Value at
 Foreign Currency   Settlement Date    Current     Appreciation
Purchase Contracts      Payable         Value     (Depreciation)
------------------- ---------------  -----------  ---------------
Australian Dollar,
  expiring
  1/13/00..........   $   855,179    $   867,872     $  12,693
Euro Currency,
  expiring
  1/18/00..........     3,081,756      3,007,689       (74,067)
Japanese Yen,
  expiring
  1/18/00..........     1,422,648      1,429,340         6,692
New Zealand Dollar,
  expiring
  1/25/00..........       943,397        971,767        28,370
Norwegian Krone,
  expiring
  2/8/00...........     1,483,286      1,474,644        (8,642)
Swiss Franc,
  expiring
  1/12/00..........     2,125,369      1,951,124      (174,245)
                    ---------------  -----------  ---------------
                      $ 9,911,635    $ 9,702,436     $(209,199)
                    ---------------  -----------  ---------------
                    ---------------  -----------  ---------------
                       Value at
 Foreign Currency   Settlement Date    Current     Appreciation
  Sale Contracts      Receivable        Value     (Depreciation)
------------------- ---------------  -----------  ---------------
Canadian Dollar,
  expiring
  1/13/00..........   $   277,754    $   283,249     $  (5,495)
Danish Krone,
  expiring
  1/12/00..........       556,057        521,418        34,639
Euro Currency,
  expiring 1/18/00
  - 1/19/00........     5,414,636      5,379,532        35,104
Japanese Yen,
  expiring
  1/18/00..........     2,181,055      2,198,910       (17,855)
New Zealand Dollar,
  expiring
  1/25/00..........     2,873,242      2,918,430       (45,188)

--------------------------------------------------------------------------------
                                      B-63

Notes to Financial Statements           PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

                       Value at
 Foreign Currency   Settlement Date    Current     Appreciation
  Sale Contracts      Receivable        Value     (Depreciation)
------------------- ---------------  -----------  ---------------
Pound Sterling,
  expiring
  1/18/00..........     1,002,368      1,010,908        (8,540)
Swedish Krona,
  expiring
  1/13/00..........       546,937        541,557         5,380
Swiss Franc,
  expiring
  1/12/00..........     4,189,189      3,902,247       286,942
                    ---------------  -----------  ---------------
                      $17,041,238    $16,756,251     $ 284,987
                    ---------------  -----------  ---------------
                    ---------------  -----------  ---------------

The United States federal income tax basis of the Fund's investments at December 31, 1999 was $71,933,247 and, accordingly, net unrealized depreciation for United States federal income tax purposes was $4,638,308 (gross unrealized appreciation--$355,586; gross unrealized depreciation--$4,993,894).
For federal income tax purposes, the Fund had a capital loss carryforward as of December 31, 1999 of approximately $422,200 which will expire in 2007. Accordingly, no capital gain distribution is expected to be paid to shareholders until net capital gains have been realized in excess of such amount.
The Fund has elected to treat approximately $136,100 of net capital losses and approximately $1,239,400 of net foreign currency losses incurred in the two months ended December 31, 1999 as having been incurred in the following fiscal year.
------------------------------------------------------------
Note 5. Joint Repurchase Agreement Account
The Fund, along with other affiliated registered investment companies, transfers uninvested cash balances into a single joint account, the daily aggregate balance of which is invested in one or more repurchase agreements collateralized by U.S. Treasury or federal agency obligations. As of December 31, 1999, the Fund had a .32% undivided interest in the joint account. The undivided interest for the Fund represented $2,242,000 in the principal amount. As of such date, each repurchase agreement in the joint account and the collateral therefor were as follows:
ABN AMRO Incorporated, 2.75%, in the principal amount of $90,000,000, repurchase price $90,020,625, due 1/3/2000. The value of the collateral including accrued interest was $91,800,968.
Bear, Stearns & Co., Inc. 2.75%, in the principal amount of $210,000,000, repurchase price $210,048,125, due 1/3/2000. The value of the collateral including accrued interest was $221,923,528.
Lehman Brothers, Inc., 2.50%, in the principal amount of $100,000,000, repurchase price $100,020,833, due 1/3/2000. The value of the collateral including accrued interest was $101,979,049.
Morgan (J.P.) Securities, Inc., 3.00%, in the principal amount of $120,000,000, repurchase price $120,030,000, due 1/3/2000. The value of the collateral including accrued interest was $122,400,783.
Morgan (J.P.) Securities, Inc., 4.50%, in the principal amount of $78,685,000, repurchase price $78,714,507, due 1/3/2000. The value of the collateral including accrued interest was $80,259,686.
Salomon Smith Barney, Inc., 2.00%, in the principal amount of $110,000,000, repurchase price $110,018,333, due 1/3/2000. The value of the collateral including accrued interest was $112,231,078.
------------------------------------------------------------
Note 6. Capital
The Fund offers Class A, Class B, Class C and Class Z shares. Class A shares are sold with a front-end sales charge of up to 4%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualified to purchase Class A shares at net asset value. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors.
There are 2 billion shares of common stock, $.01 par value per share, authorized divided into four classes, designated Class A, Class B, Class C and Class Z common stock, consisting of 500 million shares of each class. As of December 31, 1999, Prudential owned 11,679 Class A shares.
Transactions in shares of common stock were as follows:

Class A                               Shares          Amount
---------------------------------   -----------    -------------
Year ended December 31, 1999:
Shares sold......................       302,079    $   1,995,054
Shares issued in reinvestment of
  dividends and distributions....       254,193        1,701,726
Shares reacquired................    (2,303,857)     (15,461,489)
                                    -----------    -------------
Net decrease in shares
  outstanding before
  conversion.....................    (1,747,585)     (11,764,709)
Shares issued upon conversion
  from Class B...................           201            1,323
                                    -----------    -------------
Net decrease in shares
  outstanding....................    (1,747,384)   $ (11,763,386)
                                    -----------    -------------
                                    -----------    -------------

--------------------------------------------------------------------------------
                                       B-64

Notes to Financial Statements           PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

Class A                               Shares          Amount
---------------------------------   -----------    -------------
Year ended December 31, 1998:
Shares sold......................       372,024    $   2,657,375
Shares issued in reinvestment of
  dividends and distributions....       214,448        1,531,157
Shares reacquired................    (2,481,487)     (17,676,855)
                                    -----------    -------------
Net decrease in shares
  outstanding before
  conversion.....................    (1,895,015)     (13,488,323)
Shares issued upon conversion
  from Class B...................         1,973           14,203
                                    -----------    -------------
Net decrease in shares
  outstanding....................    (1,893,042)   $ (13,474,120)
                                    -----------    -------------
                                    -----------    -------------
Class B
---------------------------------
Year ended December 31, 1999:
Shares sold......................       200,931    $   1,360,681
Shares issued in reinvestment of
  dividends and distributions....        14,238           94,984
Shares reacquired................      (107,807)        (721,299)
                                    -----------    -------------
Net increase in shares
  outstanding before
  conversion.....................       107,362          734,366
Shares reacquired upon conversion
  into Class A...................          (201)          (1,323)
                                    -----------    -------------
Net increase in shares
  outstanding....................       107,161    $     733,043
                                    -----------    -------------
                                    -----------    -------------
Year ended December 31, 1998:
Shares sold......................       138,265    $     988,889
Shares issued in reinvestment of
  dividends and distributions....         5,180           37,028
Shares reacquired................       (46,855)        (334,557)
                                    -----------    -------------
Net increase in shares
  outstanding before
  conversion.....................        96,590          691,360
Shares reacquired upon conversion
  into Class A...................        (1,975)         (14,203)
                                    -----------    -------------
Net increase in shares
  outstanding....................        94,615    $     677,157
                                    -----------    -------------
                                    -----------    -------------
Class C                               Shares          Amount
---------------------------------   -----------    -------------
Year ended December 31, 1999:
Shares sold......................         6,775    $      45,628
Shares issued in reinvestment of
  dividends and distributions....         2,269           15,192
Shares reacquired................        (6,039)         (40,929)
                                    -----------    -------------
Net increase in shares
  outstanding....................         3,005    $      19,891
                                    -----------    -------------
                                    -----------    -------------
Year ended December 31, 1998:
Shares sold......................        33,210    $     237,920
Shares issued in reinvestment of
  dividends and distributions....           671            4,790
Shares reacquired................        (8,776)         (62,577)
                                    -----------    -------------
Net increase in shares
  outstanding....................        25,105    $     180,133
                                    -----------    -------------
                                    -----------    -------------
Class Z
---------------------------------
Year ended December 31, 1999:
Shares sold......................       386,570    $   2,600,254
Shares issued in reinvestment of
  dividends and distributions....        29,107          194,635
Shares reacquired................      (245,883)      (1,640,481)
                                    -----------    -------------
Net increase in shares
  outstanding....................       169,794    $   1,154,408
                                    -----------    -------------
                                    -----------    -------------
Year ended December 31, 1998:
Shares sold......................       352,766    $   2,523,990
Shares issued in reinvestment of
  dividends and distributions....        12,769           91,212
Shares reacquired................      (140,684)      (1,005,040)
                                    -----------    -------------
Net increase in shares
  outstanding....................       224,851    $   1,610,162
                                    -----------    -------------
                                    -----------    -------------

--------------------------------------------------------------------------------
                                       B-65

Financial Highlights                    PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

                                                                          Class A(b)
                                                  ----------------------------------------------------------
                                                                   Year Ended December 31,
                                                  ----------------------------------------------------------
                                                  1999(c)     1998(c)     1997(c)        1996         1995
                                                  -------     -------     --------     --------     --------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year............    $  7.17     $  7.08     $   7.63     $   7.68     $   6.76
                                                  -------     -------     --------     --------     --------
Income from investment operations:
Net investment income.........................        .39         .43          .49          .56          .48
Net realized and unrealized gain (loss) on
   investments and foreign currencies.........       (.68)        .12         (.22)         .28         1.13
                                                  -------     -------     --------     --------     --------
   Total from investment operations...........       (.29)        .55          .27          .84         1.61
                                                  -------     -------     --------     --------     --------
Less distributions:
Dividends from net investment income..........       (.22)       (.25)        (.58)        (.67)        (.48)
Distributions in excess of net investment
   income.....................................      --           (.17)        (.24)        (.40)        (.21)
Distributions from net realized capital
   gains......................................       (.09)       (.04)       --           --           --
Tax return of capital distributions...........       (.21)      --           --           --           --
                                                  -------     -------     --------     --------     --------
   Total dividends and distributions..........       (.52)       (.46)        (.82)       (1.07)        (.69)
                                                  -------     -------     --------     --------     --------
Redemption fee retained by Fund...............      --          --           --             .18        --
                                                  -------     -------     --------     --------     --------
Net asset value, end of year..................    $  6.36     $  7.17     $   7.08     $   7.63     $   7.68
                                                  -------     -------     --------     --------     --------
                                                  -------     -------     --------     --------     --------
Per share market price, end of year...........        N/A         N/A          N/A          N/A     $  7.375
                                                  -------     -------     --------     --------     --------
                                                  -------     -------     --------     --------     --------
TOTAL INVESTMENT RETURN BASED ON(a):
   Market price...............................        N/A         N/A          N/A          N/A        44.39%
   Net asset value............................      (4.27)%      8.00%        3.62%       14.02%       25.14%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000).................    $63,343     $84,008     $ 96,365     $125,637     $350,339
Average net assets (000)......................    $72,413     $89,970     $110,910     $180,588     $342,741
Ratios to average net assets:
   Expenses, including distribution fees......       1.86%       1.63%        1.64%        1.48%        1.05%
   Expenses, excluding distribution fees......       1.61%       1.48%        1.49%        1.34%        1.05%
   Net investment income......................       5.77%       6.08%        6.54%        6.45%        6.37%
For Class A, B, C and Z shares:
Portfolio turnover rate.......................        110%         46%          53%          38%         203%

---------------
(a) Total investment return based on net asset value is calculated assuming a purchase of common stock at the current net asset value on the first day and a sale at the current net asset value on the last day of each year reported. Total investment return does not consider the effect of sales load. Prior to January 15, 1996 the Fund operated as a closed-end investment company and total investment return was calculated based on market value assuming a purchase of common stock at the current market value on the first day and a sale at the current market value on the last day of each year reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the dividend reinvestment plan. This calculation does not reflect brokerage commissions.
(b) Prior to January 15, 1996 the Fund operated as a closed-end, non-diversified management investment company.
(c) Calculated based upon weighted average shares outstanding during the year.
--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-66

Financial Highlights                    PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

                                                                       Class B                                  Class C
                                                  --------------------------------------------------     ---------------------
                                                                                        January 15,
                                                                                          1996(c)         Year Ended December
                                                       Year Ended December 31,            Through                 31,
                                                  ---------------------------------     December 31,     ---------------------
                                                   1999(d)      1998(d)     1997(d)         1996          1999(d)      1998(d)
                                                  ---------     -------     -------     ------------     ---------     -------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..........    $    7.19     $ 7.10      $ 7.64         $ 7.72        $    7.19     $ 7.10
                                                  ---------     -------     -------         -----        ---------     -------
Income from investment operations:
Net investment income.........................          .35        .37         .44            .52              .35        .37
Net realized and unrealized gain (loss) on
   investments and foreign currencies.........         (.68)       .11        (.20 )          .25             (.68)       .11
                                                  ---------     -------     -------         -----        ---------     -------
   Total from investment operations...........         (.33)       .48         .24            .77             (.33)       .48
                                                  ---------     -------     -------         -----        ---------     -------
Less distributions:
Dividends from net investment income..........         (.18)      (.21 )      (.54 )         (.63)            (.18)      (.21)
Distributions in excess of net investment
   income.....................................       --           (.14 )      (.24 )         (.40)          --           (.14)
Distributions from net realized gains.........         (.09)      (.04 )      --           --                 (.09)      (.04)
Tax return of capital distributions...........         (.21)      --          --           --                 (.21)      --
                                                  ---------     -------     -------         -----        ---------     -------
   Total dividends and distributions..........         (.48)      (.39 )      (.78 )        (1.03)            (.48)      (.39)
                                                  ---------     -------     -------         -----        ---------     -------
Redemption fee retained by Fund...............       --           --          --              .18           --           --
                                                  ---------     -------     -------         -----        ---------     -------
Net asset value, end of period................    $    6.38     $ 7.19      $ 7.10         $ 7.64        $    6.38     $ 7.19
                                                  ---------     -------     -------         -----        ---------     -------
                                                  ---------     -------     -------         -----        ---------     -------
TOTAL INVESTMENT RETURN(a)....................        (4.76)%     7.32 %      3.25 %        12.86%           (4.76)%     7.32%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...............       $1,764     $1,218        $531            $75             $248       $257
Average net assets (000)......................       $1,560       $785        $335            $23             $248       $126
Ratios to average net assets:
   Expenses, including distribution fees......         2.36%      2.23 %      2.24 %         2.09%(b)         2.36%      2.23%
   Expenses, excluding distribution fees......         1.61%      1.48 %      1.49 %         1.34%(b)         1.61%      1.48%
   Net investment income......................         5.29%      5.51 %      6.00 %         5.85%(b)         5.29%      5.53%
                                   January 15,
                                                              1996(c)
                                     Through
                                  December 31,
                                                1997(d)         1996
                                                -------     ------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..........  $ 7.64         $ 7.72
                                                -------         -----
Income from investment operations:
Net investment income.........................     .40            .52
Net realized and unrealized gain (loss) on
   investments and foreign currencies.........    (.16 )          .25
                                                -------         -----
   Total from investment operations...........     .24            .77
                                                -------         -----
Less distributions:
Dividends from net investment income..........    (.54 )         (.63)
Distributions in excess of net investment
   income.....................................    (.24 )         (.40)
Distributions from net realized gains.........    --           --
Tax return of capital distributions...........    --           --
                                                -------         -----
   Total dividends and distributions..........    (.78 )        (1.03)
                                                -------         -----
Redemption fee retained by Fund...............    --              .18
                                                -------         -----
Net asset value, end of period................  $ 7.10         $ 7.64
                                                -------         -----
                                                -------         -----
TOTAL INVESTMENT RETURN(a)....................    3.25 %        12.86%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...............     $76            $13
Average net assets (000)......................     $26             $8
Ratios to average net assets:
   Expenses, including distribution fees......    2.24 %         2.09%(b)
   Expenses, excluding distribution fees......    1.49 %         1.34%(b)
   Net investment income......................    5.96 %         5.85%(b)

---------------
(a) Total investment return is based on a purchase of common stock at the current net asset value on the first day and a sale at the current net asset value on the last day of each period reported. Total investment return does not consider the effect of sales load. Total investment returns for periods of less than one full year are not annualized.
(b) Annualized.
(c) Commencement of offering of Class B and Class C shares.
(d) Calculated based upon weighted average shares outstanding during the period.
--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-67

Financial Highlights                    PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------

                                                                    Class Z
                                                  -------------------------------------------
                                                                                  March 17,
                                                                                   1997(c)
                                                   Year Ended December 31,         Through
                                                  --------------------------     December 31,
                                                   1999(d)        1998(d)          1997(d)
                                                  ---------     ------------     ------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..........    $    7.19        $ 7.10           $ 7.57
                                                  ---------         -----            -----
Income from investment operations:
Net investment income.........................          .40           .44              .38
Net realized and unrealized gain (loss) on
   investments and foreign currencies.........         (.68)          .10             (.02)
                                                  ---------         -----            -----
   Total from investment operations...........         (.28)          .54              .36
                                                  ---------         -----            -----
Less distributions:
Dividends from net investment income..........         (.23)         (.25)            (.59)
Distributions in excess of net investment
   income.....................................       --              (.16)            (.24)
Distributions from net realized gains.........         (.09)         (.04)          --
Tax return of capital distributions...........         (.21)       --               --
                                                  ---------         -----            -----
   Total dividends and distributions..........         (.53)         (.45)            (.83)
                                                  ---------         -----            -----
Net asset value, end of period................    $    6.38        $ 7.19           $ 7.10
                                                  ---------         -----            -----
                                                  ---------         -----            -----
TOTAL INVESTMENT RETURN(a)....................        (4.14)%        8.16%            4.97%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...............       $3,080        $2,253             $628
Average net assets (000)......................       $2,720        $1,487             $121
Ratios to average net assets:
   Expenses, including distribution fees......         1.61%         1.48%            1.49%(b)
   Expenses, excluding distribution fees......         1.61%         1.48%            1.49%(b)
   Net investment income......................         6.04%         6.29%            6.82%(b)

---------------
(a) Total investment return is based on a purchase of common stock at the current net asset value on the first day and a sale at the current net asset value on the last day of each period reported. Total investment return does not consider the effect of sales load. Total investment returns for periods of less than one full year are not annualized.
(b) Annualized.
(c) Commencement of offering of Class Z shares.
(d) Calculated based upon weighted average shares outstanding during the period.
--------------------------------------------------------------------------------
See Notes to Financial Statements.     B-68

Report of Independent Accountants       PRUDENTIAL INTERNATIONAL BOND FUND, INC.
--------------------------------------------------------------------------------
To the Shareholders and Board of Directors of Prudential International Bond Fund, Inc.
In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential International Bond Fund, Inc. (the 'Fund') at December 31, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1999 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
February 16, 2000

                        DESCRIPTION OF SECURITY RATINGS

MOODY'S INVESTORS SERVICE, INC.

DEBT RATINGS

     AAA: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     AA: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     BAA: Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     BA: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

SHORT-TERM RATINGS

     Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

     PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     - Leading market positions in well-established industries.

     - High rates of return on funds employed.

     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This normally will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

STANDARD & POOR'S RATINGS GROUP

DEBT RATINGS

     AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     BB, B: Obligations rated BB or B are regarded as having significant speculative characteristics. BB indicates the least degree of speculation. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

COMMERCIAL PAPER RATINGS

     An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

     A-1: This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

     A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

DUFF & PHELPS CREDIT RATING CO.

LONG-TERM DEBT AND PREFERRED STOCK RATINGS

     AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

     AA+, AA, AA-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     A+, A, A-: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     BBB+, BBB, BBB-: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     BB+, BB, BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

     B+, B, B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

SHORT-TERM DEBT RATINGS

     D-1+: Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     D-1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     D-1-: High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     D-2: Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

FITCH IBCA, INC.

LONG-TERM RATINGS

     AAA: HIGHEST CREDIT QUALITY. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     AA: VERY HIGH CREDIT QUALITY. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     A: HIGH CREDIT QUALITY. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     BBB: GOOD CREDIT QUALITY. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

     BB: SPECULATIVE. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     B: HIGHLY SPECULATIVE. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

                  APPENDIX I -- GENERAL INVESTMENT INFORMATION

     The following terms are used in mutual fund investing.

ASSET ALLOCATION

     Asset allocation is a technique for reducing risk, providing balance. Asset allocation among different types of securities within an overall investment portfolio helps to reduce risk and to potentially provide stable returns, while enabling investors to work toward their financial goal(s). Asset allocation is also a strategy to gain exposure to better performing asset classes while maintaining investment in other asset classes.

DIVERSIFICATION

     Diversification is a time-honored technique for reducing risk, providing "balance" to an overall portfolio and potentially achieving more stable returns. Owning a portfolio of securities mitigates the individual risks (and returns) of any one security. Additionally, diversification among types of securities reduces the risks (and general returns) of any one type of security.

DURATION

     Debt securities have varying levels of sensitivity to interest rates. As interest rates fluctuate, the value of a bond (or a bond portfolio) will increase or decrease. Longer term bonds are generally more sensitive to changes in interest rates. When interest rates fall, bond prices generally rise. Conversely, when interest rates rise, bond prices generally fall.

     Duration is an approximation of the price sensitivity of a bond (or a bond portfolio) to interest rate changes. It measures the weighted average maturity of a bond's (or a bond portfolio's) cash flows, i.e., principal and interest rate payments. Duration is expressed as a measure of time in years -- the longer the duration of a bond (or a bond portfolio), the greater the impact of interest rate changes on the bond's (or the bond portfolio's) price. Duration differs from effective maturity in that duration takes into account call provisions, coupon rates and other factors. Duration measures interest rate risk only and not other risks, such as credit risk and, in the case of non-U.S. dollar denominated securities, currency risk. Effective maturity measures the final maturity dates of a bond (or a bond portfolio).

MARKET TIMING

     Market timing -- buying securities when prices are low and selling them when prices are relatively higher -- may not work for many investors because it is impossible to predict with certainty how the price of a security will fluctuate. However, owning a security for a long period of time may help investors offset short-term price volatility and realize positive returns.

POWER OF COMPOUNDING

     Over time, the compounding of returns can significantly impact investment returns. Compounding is the effect of continuous investment on long-term investment results, by which the proceeds of capital appreciation (and income distributions, if elected) are reinvested to contribute to the overall growth of assets. The long-term investment results of compounding may be greater than that of an equivalent initial investment in which the proceeds of capital appreciation and income distributions are taken in cash.

STANDARD DEVIATION

     Standard deviation is an absolute (non-relative) measure of volatility which, for a mutual fund, depicts how widely the returns varied over a certain period of time. When a fund has a high standard deviation, its range of performance has been very wide, implying greater volatility potential. Standard deviation is only one of several measures of a fund's volatility.

                   APPENDIX II -- HISTORICAL PERFORMANCE DATA

     The historical performance data contained in this Appendix relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. The information has not been independently verified by the Manager.

     This chart shows the long-term performance of various asset classes and the rate of inflation.

                               PERFORMANCE GRAPH

                           Value of $1.00 invested on
                           1/1/1926 through 12/31/1999

                           Small Stocks -- $6,640.79
                           Common Stocks -- $2,845.63
                           Long-Term Bonds -- $40.22
                           Treasury Bills -- $15.64
                           Inflation -- $9.40

---------------

Source: Ibbotson Associates. Used with permission. All rights reserved. This chart is for illustrative purposes only and is not indicative of the past, present or future performance of any asset class or any Prudential mutual fund.

Generally, stock returns are due to capital appreciation and the reinvestment of any gains. Bond returns are due to reinvesting interest. Also, stock prices are usually more volatile than bond prices over the long-term. Small stock returns for 1926-1980 are those of stocks comprising the 5th quintile of the New York Stock Exchange. Thereafter, returns are those of the Dimensional Fund Advisors
(DFA) Small Company Fund. Common stock returns are based on the S&P 500 Composite Stock Price Index, a market-weighted, unmanaged index of 500 stocks (currently) in a variety of industries. It is often used as a broad measure of stock market performance.

Long-term government bond returns are measured using a constant one-bond portfolio with a maturity of roughly 20 years. Treasury bill returns are for a one-month bill. Treasuries are guaranteed by the government as to the timely payment of principal and interest; equities are not. Inflation is measured by the consumer price index (CPI).

     Set forth below is historical performance data relating to various sectors of the fixed-income securities markets. The chart shows the historical total returns of U.S. Treasury bonds, U.S. mortgage securities, U.S. corporate bonds, U.S. high yield bonds and world government bonds on an annual basis from 1989 through 1999. The total returns of the indexes include accrued interest, plus the price changes (gains or losses) of the underlying securities during the period mentioned. The data is provided to illustrate the varying historical total returns and investors should not consider this performance data as an indication of the future performance of the Fund or of any sector in which the Fund invests.

     All information relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. Such information has not been verified. The figures do not reflect the operating expenses and fees of a mutual fund. See "Risk/Return Summary -- Fees and Expenses" in the prospectus. The net effect of the deduction of the operating expenses of a mutual fund on these historical total returns, including the compounded effect over time, could be substantial.

           HISTORICAL TOTAL RETURNS OF DIFFERENT BOND MARKET SECTORS

                                '89    '90     '91     '92    '93    '94    '95     '96    '97    '98      '99
                                ----   ----    ----    ----   ----   ----   ----    ----   ----   ----    -----
U.S. GOVERNMENT TREASURY
  BONDS(1)....................  14.4%   8.5%   15.3%    7.2%  10.7%  (3.4)% 18.4%    2.7%   9.6%  10.0%   (2.56)%
U.S. GOVERNMENT MORTGAGE
  SECURITIES(2)...............  15.4%  10.7%   15.7%    7.0%   6.8%  (1.6)% 16.8%    5.4%   9.5%   7.0%    1.88%
U.S. INVESTMENT GRADE
  CORPORATE BONDS(3)..........  14.1%   7.1%   18.5%    8.7%  12.2%  (3.9)% 22.3%    3.3%  10.2%   8.6%   (1.96)%
U.S. HIGH YIELD CORPORATE
  BONDS(4)....................   0.8%  (9.6)%  46.2%   15.8%  17.1%  (1.0)% 19.2%   11.4%  12.8%   1.6%    2.39%
WORLD GOVERNMENT BONDS(5).....  (3.4)% 15.3%   16.2%    4.8%  15.1%   6.0%  19.6%    4.1%  (4.3)%  5.3%   (5.07)%
DIFFERENCE BETWEEN HIGHEST AND
  LOWEST RETURN PERCENT.......  18.8   24.9    30.9    11.0   10.3    9.9    5.5     8.7   17.1    8.4     7.46

---------------
(1) LEHMAN BROTHERS TREASURY BOND INDEX is an unmanaged index made up of over 150 public issues of the U.S. Treasury having maturities of at least one year.

(2) LEHMAN BROTHERS MORTGAGE-BACKED SECURITIES INDEX is an unmanaged index that includes over 600 15- and 30-year fixed-rate mortgage-backed securities of the Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corporation (FHLMC).

(3) LEHMAN BROTHERS CORPORATE BOND INDEX includes over 3,000 public fixed-rate, nonconvertible investment-grade bonds. All bonds are U.S. dollar-denominated issues and include debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies or international agencies. All bonds in the index have maturities of at least one year.
    Source: Lipper Inc.

(4) LEHMAN BROTHERS HIGH YIELD BOND INDEX is an unmanaged index comprising over 750 public, fixed-rate, nonconvertible bonds that are rated Ba1 or lower by Moody's Investors Service (or rated BB+ or lower by Standard & Poor's or Fitch Investors Service). All bonds in the index have maturities of at least one year.

(5) SALOMON BROTHERS SMITH BARNEY WORLD GOVERNMENT INDEX (NON-U.S.) includes over 800 bonds issued by various foreign governments or agencies, excluding those in the U.S., but including those in Japan, Germany, France, the U.K., Canada, Italy, Australia, Belgium, Denmark, the Netherlands, Spain, Sweden, and Austria. All bonds in the index have maturities of at least one year.

     This chart below shows the historical volatility of general interest rates as measured by the long U.S. Treasury Bond.

                 LONG TERM U.S. TREASURY BOND YIELD IN PERCENT

---------------
Source: Ibbotson Associates. Used with permission. All rights reserved. The chart illustrates the historical yield of the long-term U.S. Treasury Bond from 1926-1999. Yields represent that of an annually renewed one-bond portfolio with a remaining maturity of approximately 20 years. This chart is for illustrative purposes and should not be construed to represent the yields of any Prudential mutual fund.

     This chart shows the growth of a hypothetical $10,000 investment made in the stocks representing the S&P 500 stock index with and without reinvested dividends.

            CAPITAL APPRECIATION AND REINVESTING DIVIDENDS -- $474,094 CAPITAL APPRECIATION ONLY -- $159,597
            1969 - 1999

---------------

Source: Lipper Inc. Used with permission. All rights reserved. This chart is used for illustrative purposes only and is not intended to represent the past, present or future performance of any Prudential mutual fund. Common stock total return is based on the Standard & Poor's 500 Composite Stock Price Index, a market-value-weighted index made up of 500 of the largest stocks in the U.S. based upon their stock market value. Investors cannot invest directly in indexes.

                  WORLD STOCK MARKET CAPITALIZATION BY REGION

                         WORLD TOTAL:   $20.7 Trillion

                            Canada -- 2.1%
                            U.S.  -- 49.0%
                            Europe -- 32.5%
                            Pacific Basin -- 16.4%

---------------

Source: Morgan Stanley Capital International December 31, 1999. Used with permission. This chart represents the capitalization of major world stock markets as measured by the Morgan Stanley Capital International (MSCI) World Index. The total market capitalization is based on the value of approximately 1,577 companies in 22 countries (representing approximately 60% of the aggregate market value of the stock exchanges). This chart is for illustrative purposes only and does not represent the allocation of any Prudential mutual fund.